UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

☐    Fee paid previously with preliminary materials

LEE ENTERPRISES, INCORPORATED
4600 E. 53rd Street
Davenport, IA 52807

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD April 6, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lee Enterprises, Incorporated (the “Company”) will be held on April 6, 2026, at 9:00 a.m. Central Time (“Annual Meeting”). This year's Annual Meeting will be held exclusively online in a virtual meeting format, allowing stockholders to listen, vote, and submit questions conveniently from their own home or other remote location. Our Board of Directors (the “Board”) has determined that conducting an exclusively online meeting will increase stockholder accessibility, improve meeting efficiency, and reduce costs, both to the Company and those stockholders who attend and participate in the Annual Meeting. Stockholders may attend and participate in the Annual Meeting by logging in at http://www.virtualstockholdermeeting.com/LEE2026. At the Annual Meeting, you will be asked to:

1.Elect two directors, each for a term of three years expiring at the 2029 annual meeting of the stockholders;

2.Approve, by non-binding vote, the Company’s compensation of its named executive officers (“Say-On-Pay” vote);

3.Approve a proposal to amend the 2020 Long-Term Incentive Plan;

4.Ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year ending September 27, 2026; and

5.Transact any other business that is properly brought before the Annual Meeting.

The Board has fixed the close of business on March 2, 2026, as the record date for the Annual Meeting (“Record Date”). Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and for 10 days prior to the Annual Meeting during ordinary business hours at 4600 E. 53rd Street, Davenport, IA 52807, the Company’s principal executive offices.

We encourage you to attend and participate in the Annual Meeting. However, it is important that your shares be represented whether or not you plan to attend. Even if you plan to attend the Annual Meeting, please vote as instructed in the Proxy Statement as promptly as possible to ensure your vote is recorded. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares during the Annual Meeting.

i

THE BOARD RECOMMENDS VOTING
“FOR” EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1,
“FOR” PROPOSAL 2,
“FOR” PROPOSAL 3, and
“FOR” PROPOSAL 4

Regardless of the number of shares of Company Common Stock you own, your vote is important. Thank you for your continued support, interest, and investment in Lee Enterprises.

This Notice of the Annual Meeting (“Notice”) and the accompanying Proxy Statement are first being made available to stockholders of record as of March 2, 2026, on or about March 5, 2026.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC
509 Madison Avenue Suite 1206
New York, NY 10022
Stockholders Call Toll Free: 800-662-5200
Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400
Email: LEE@investor.MorrowSodali.com

EXPLANATORY NOTE

Lee Enterprises, Incorporated (the “Company”) is a “smaller reporting company,” as defined by Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. Under the scaled disclosure obligations, we are not required to provide, among other things, a Compensation Discussion and Analysis, a compensation committee report and certain other tabular and narrative disclosures relating to executive compensation.

LEE ENTERPRISES, INCORPORATED
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement (including all appendices attached hereto, this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”) for use at our 2026 annual meeting of stockholders (including adjournments, postponements, or continuations thereof, the “Annual Meeting”). Unless the context otherwise requires, references in this proxy statement to the “Company,” “we,” “us,” “our”,” and similar terms refer to Lee Enterprises, Incorporated. In this Proxy, 2026 refers to the fiscal year ended September 27, 2026 unless otherwise noted. Also, 2025 refers to the fiscal year ended September 28, 2025 unless otherwise noted.
2026 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement, including under “Executive Compensation.” Unless otherwise indicated, references to “2025,” “2024,” “2023” and the like refer to the fiscal year ending, or ended, the last Sunday in September. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and annual report carefully before voting.
Annual Meeting of Stockholders

Date and Time	April 6, 2026 9:00 a.m. Central Time
Place	http://www.virtualstockholdermeeting.com/LEE2026
Record Date	March 2, 2026
Proxy Materials
The Notice, this Proxy Statement, our Annual Report on Form 10-K (“Annual Report”) and the accompanying proxy card are first being mailed or made available on or about March 6, 2026, to stockholders of record as of the Record Date.

Proposals and Board Recommendations for Voting

Proposals:	Unanimous Board Recommendation:	For more detail, see page:
Proposal 1 — Election of Two Directors, Each For a Term of Three Years	FOR ALL	10

Proposal 2 - For approval, by non-binding vote, of the Company’s Compensation of its Named Executive Officers	FOR	15

Proposal 3 - Approval to amend the Company’s 2020 Long-Term Incentive Plan	FOR	17

Proposal 4 - Ratification of Selection of BDO USA, P.C.	FOR	23

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why Am I Receiving These Proxy Materials?

The Board is soliciting your vote at the Annual Meeting to be held on April 6, 2026, at 9:00 a.m. Central Time, by live webcast at http://www.virtualstockholdermeeting.com/LEE2026, for the purposes set forth in this Proxy Statement. These materials were first sent or made available to stockholders on or about March 5, 2026 by mail. You are invited to attend and participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
When and Where Will The Annual Meeting Be Held?
The Annual Meeting is scheduled to be held at 9:00 a.m. Central Time, on April 6, 2026. The Annual Meeting will be an exclusively virtual meeting. There will be no physical location. The meeting will only be conducted by live webcast at http://www.virtualstockholdermeeting.com/LEE2026
How can I Attend and Participate in the Annual Meeting?
Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives, and guests of the Company. To participate in the virtual meeting, visit http://www.virtualstockholdermeeting.com/LEE2026 and enter the 16-digit control number included on your proxy materials, proxy card, or the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:30 a.m. Central Time on April 6, 2026. The meeting will begin promptly at 9:00 a.m. Central Time on April 6, 2026.
How Do I Submit a Question at the Annual Meeting?
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, prior to 11:59 p.m. Central Time on April 5, 2026, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at http://www.virtualstockholdermeeting.com/LEE2026, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at http://www.virtualstockholdermeeting.com/LEE2026. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
What If I Have Technical Difficulties Accessing or Participating In the Annual Meeting?
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please reach out to the technical support team using the contact information available on the virtual meeting website at http://www.virtualstockholdermeeting.com/LEE2026. Technical support will be available starting at 8:30 a.m. Central Time on April 6, 2026, and will remain available until thirty minutes after the meeting has finished.

What Is Included In These Materials?
These materials include:
•The Notice;
•This Proxy Statement for the Annual Meeting; and
•Our Annual Report on Form 10-K for the year ended September 28, 2025 (the “Annual Report”), as filed with the Securities and Exchange Commission (“SEC”) on November 26, 2025.
What Matters Will Be Voted On At The Annual Meeting?
We are aware of four matters that stockholders may vote on at the Annual Meeting. The following items are each listed on the proxy card:
•The election to our Board of two nominees named in this Proxy Statement (Proposal 1);
•The non-binding approval of the Company’s compensation of its named executive officers (the “Say-On-Pay” vote (Proposal 2);
•The approval to amend the 2020 Long-Term Incentive Plan (Proposal 3) and
•The ratification of our Board’s selection of BDO USA, P.C. as the Company’s independent registered public accounting firm (Proposal 4).
We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Could Other Matters Be Decided At The Annual Meeting?
The Board does not intend to present to the Annual Meeting any business other than the proposals described in this Proxy Statement. Our Board is not aware of any other business to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters to the extent authorized by Rule 14a-4(c) of the Exchange Act.
What Are The Board's Voting Recommendations?
The Board recommends that you vote your shares:
•FOR ALL of the nominees to the Board (Proposal 1)
•FOR the non-binding approval of the Company’s compensation of its named executive officers (the “Say-On-Pay” vote (Proposal 2);
•FOR the approval to amend the 2020 Long-Term Incentive Plan (Proposal 3); and
•FOR ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm (Proposal 4).

Who May Vote At The Annual Meeting?
Each share of our common stock, par value $0.01 (“Common Stock”), has one vote on each proposal. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 22,229,939 shares of Common Stock outstanding.
How Many Votes Can Be Cast By All Stockholders?
22,229,939 votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.
How Can I Convert Former Class B Common Stock Into Common Stock?
In 2011, all shares of Class B Common Stock were converted into an equal number of shares of Common Stock, in accordance with sunset provisions for Class B Common Stock established in 1986. If you still hold certificates for Class B Common Stock, contact our transfer agent, EQ Shareowner Services (“Equiniti”), at 1-800-468-9716 to have the shares converted to Common Stock.
What Is The Difference Between A Stockholder Of Record And A Beneficial Owner Of Shares Held In Street Name?
Stockholder of Record. You are the “stockholder of record” for any Company shares that you own directly in your name in an account with our transfer agent, Equiniti.
Beneficial Owner of Shares Held in Street Name. You are the “beneficial owner” of shares held in street name if your Company shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the stockholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee how to vote the Company shares in your account. Please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. You are also invited to attend the Annual Meeting; however, because you are not the stockholder of record, you will not be able to vote the shares of which you are the beneficial owner in person at the Annual Meeting unless you obtain a legal proxy from the stockholder of record authorizing you to vote the shares.

What Is The Quorum Requirement For The Annual Meeting?
A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:
•Are entitled to vote and you are present in person at the Annual Meeting; or
•Have properly voted on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.
Abstentions and broker non-votes (if any) are counted as present for purposes of establishing a quorum at the Annual Meeting. For additional information regarding abstentions and broker non-votes, please see the question titled “What Happens If I Do Not Give Specific Voting Instructions?” on page six below.
A properly executed proxy marked “withhold” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting but will not be considered to have been voted for the director nominee.
How Do I Vote?
Whether you are a stockholder of record or hold any of your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, you may vote in the following ways:

By Phone	By Internet
Vote by dialing the number on the proxy card/voting instruction form and following the easy voice prompts	Follow the instructions included on the proxy card/voting instruction form
By Mail	By Virtual Meeting
If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it.	Attend the Virtual Meeting
The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares. Please follow the instructions shown on your proxy card or voting instruction form.
If you are not the stockholder of record, please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. Your vote is important. You are also invited to attend the Annual Meeting; however, if you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a legal proxy from the stockholder of record authorizing you to vote the shares.
Certain of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every proxy card or voting instruction form you receive.

How Can I Revoke My Proxy Or Change My Vote After I Vote?
If you are a stockholder of record, you may revoke your proxy or change your vote prior to the Annual Meeting by:
•Voting again via the Internet or by telephone;
•Signing, dating, and returning a new proxy card or voting instruction form with a later date;
•Signing, dating, and mailing an instrument revoking the proxy to Lee Enterprises, Incorporated, at 4600 E. 53rd Street, Davenport, Iowa 52807, our principal executive offices; or
•Attending the Annual Meeting and voting.
If you are a beneficial owner of your shares and you have instructed your bank, broker, or other nominee to vote your shares, you may change your vote prior to the Annual Meeting by following directions provided by your bank, broker, or other nominee to change such voting instructions.
What Happens If I Do Not Give Specific Voting Instructions?
Stockholders of Record. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Proposals 1, 2, 3, and 4 included in this Proxy Statement are considered to be non-routine matters, and therefore brokers, banks or other nominees will not have authority to vote your shares if you do not provide them with specific voting instructions.

What Is The Voting Requirement To Approve Each Of The Proposals?
Proposal 1 – Election of Directors. The affirmative vote of the holders of a MAJORITY of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting and entitled to vote on the matter, is required to elect directors. If you do not vote for a particular nominee or no choice is specified on your proxy card, your proxy will be voted “For” on all director nominees. If you vote to abstain on a particular nominee, then your shares will not be voted for that nominee and will not count as either a “for” or “against” that director nominee.
Proposal 2 – Non-Binding Approval of the Company’s Compensation of Its Named Executive Officers (the “Say-On-Pay” vote). The affirmative vote of a MAJORITY of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting, is required for the approval of the Say-On-Pay vote.
Proposal 3 – Approval of Amending the 2020 Long-Term Incentive Plan. The affirmative vote of a MAJORITY of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting, is required to approve the amendment to the 2020 Long-Term Incentive Plan.
Proposal 4 – Ratification of Selection of BDO USA, P.C. The affirmative vote of a MAJORITY of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting and entitled to vote on the matter, is required to ratify the selection of BDO USA, P.C. If the stockholders do not ratify the appointment, the Audit and Risk Management Committee of the Board (the "Audit and Risk Management Committee") will consider any information submitted by the stockholders in determining whether to retain BDO USA, P.C. as the Company’s independent registered public accounting firm for 2026. Even if the appointment is ratified, the Audit and Risk Management Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.
How Do Abstentions, Broker Non-Votes and Unmarked Proxy Cards Affect The Voting Results?
Abstentions and Broker Non-Votes. Abstentions and broker non-votes are not counted as either “for” or “against” a director nominee and will have no effect with respect to proposals 2, 3, and 4.
Unmarked Proxies. If you sign and return a proxy card or otherwise vote as directed herein, but do not mark how your shares are to be voted, the individuals named as proxies therein will vote your shares in accordance with the recommendation of the Board on all four proposals; therefore, if no direction is made, an unmarked proxy will be voted:
•FOR ALL of the nominees recommended by our Board of Directors;
•FOR the non-binding approval of the Company’s compensation of its named executive officers (the “Say-On-Pay” vote);
•FOR the approval to amend the 2020 Long-Term Incentive Plan; and
•FOR ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year ending September 27, 2026.
If permitted, in their discretion, the proxies named therein will be authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Is My Vote Confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•As necessary to meet applicable legal requirements;
•To allow for the tabulation and certification of votes; and
•To facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.
Where Can I Find The Voting Results Of The Annual Meeting?
Voting results will be tallied by the inspector of election. We will report the preliminary results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting, and the final results as soon as practicable following certification by the inspector of election.
Who Is Paying The Costs Of Proxy Solicitation?
We will bear the cost of the solicitation of proxies by us. For additional information regarding the cost of this solicitation, please see the section titled “Additional Information-Costs of Solicitation” in this Proxy Statement.
What Is The Deadline To Propose Actions For Consideration, Or To Nominate Individuals To Serve As Directors, At The 2027 Annual Meeting Of Stockholders?
Stockholder Proposals for Inclusion in the Proxy Statement for the 2027 Annual Meeting
Stockholders interested in submitting a proposal considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders (“2027 annual meeting”) must follow the procedures set forth in Rule 14a-8 under the Exchange Act. Proposals must be submitted to us by registered, certified, or express mail to the attention of our Corporate Secretary at our principal executive offices. In general, to be considered for inclusion in our proxy statement and form of proxy relating to the 2027 annual meeting, we have determined that stockholder proposals pursuant to Rule 14a-8 must be received no later than the close of business on January 6, 2027.
Director Nominations for Inclusion in the Proxy Statement for the 2027 Annual Meeting (“Proxy Access”)
Under the proxy access provision in our Second Amended and Restated By-Laws (“By-Laws”), an eligible stockholder or group of up to 20 stockholders owning at least 3% of our Common Stock continuously for three years may elect to nominate up to two individuals or 20% of the Board, whichever is greater, for election at the 2027 annual meeting, and to have those individuals included in our proxy statement for that meeting. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2027 annual meeting pursuant to these proxy access provisions in Article II, Section 12 of the By-Laws, notice must be received by our Secretary at our principal executive offices no earlier than the close of business on October 6, 2026, and no later than the close of business on November 5, 2026. However, if the date of the 2027 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, such notice must be received by our Secretary at our principal executive offices no earlier than the close of business on the date that is 150 days in advance of the date of the 2027 annual meeting and no later than the close of business on the later of 120 days in advance of the 2027 annual meeting or 10 days following the date we first publicly announce the date of 2027 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.
Other Proposals or Director Nominations for Presentation at the 2027 Annual Meeting
Stockholders who wish to nominate one or more individuals to serve as directors or to bring business before the 2027 annual meeting (other than nominations pursuant to our proxy access bylaw or a stockholder proposal in accordance with Rule 14a-8), must notify our Secretary in writing and provide the information required by Article II, Section 2 of our By-Laws. The notice must be made to the attention of our Corporate Secretary and delivered to, or mailed and received at our principal executive offices no earlier than the close of business on December 7, 2026, and no later than the close of business on January 6, 2027. However, if the date of the 2027 annual meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, such notice must be made to the attention of our Corporate Secretary and delivered to, or mailed and received at our principal executive offices no earlier than the close of business on the 120th day in advance of the 2027 annual meeting and no later than the close of business on the later of 90 days in advance of the 2027 annual meeting or 10 days following the date we first publicly announce the date of 2027 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.
In addition to satisfying the requirements of the By-Laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to us at our principal executive offices no later than February 5, 2027.
A copy of our By-Laws was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on June 27, 2019. That document may be located on our website www.lee.net. Click on “Investors,” then “Financials & Filings” and “SEC filings.”

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting:
The Company’s Proxy Statement, form of proxy card, and 2025 Annual Report on Form 10-K are available at www.proxyvote.com

PROPOSAL 1 - ELECTION OF DIRECTORS
2026 Update to Board
In connection with the closing of the private placement agreement on February 5, 2026, David Hoffmann was appointed to our board of directors for a term ending at our 2028 annual meeting. Additionally, pursuant to our By-Laws, the board of directors appointed Mr. Hoffmann as Chairman, replacing Mary E. Junck, who previously served in the role. Ms. Junck is expected to remain a director on our board.
On February 5, 2026, in connection with the closing of the private placement agreement, Kevin D. Mowbray, our President and Chief Executive Officer, entered into an agreement to voluntarily retire from his positions at the Company and its subsidiaries and affiliates, including his Board position.
In addition, Margaret R. Liberman, Brent M. Magid and Jonathon F. Miller were not nominated for re-election to the Board. While these changes help achieve an intended downsizing of our Board, they have also resulted in an inequality of Board member class sizes. Article III, Section 1 of our By-Laws require directors to “be divided into three classes as nearly equal in number as possible. To meet this requirement, the Board nominated Ms. McIntosh--who was previously up for reelection in 2027--for reelection at this year’s Annual Meeting.
Directors Standing for Election
At the Annual Meeting, we will have one new director and one incumbent director on our seven-member Board to be elected for a three-year term expiring at the annual meeting in 2029. Each of the individuals named below is a nominee of the full Board for election as a director at the Annual Meeting. Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Dr. McAlmont, Ms. Junck, Ms. McIntosh, Mr. Fletcher, Mr. Kruszewski and Mr. Moloney qualify as “independent” directors in accordance with The Nasdaq Stock Market LLC (“Nasdaq”) listing requirements (“Nasdaq rules”) and SEC rules.
Each nominee has provided a consent permitting us to name such nominee in this Proxy Statement and stating that such nominee consents to serve if elected as a director, and the Board has no reason to believe that any nominee will be unable to serve. However, if, before the election, any nominee is unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies each substitute nominee, discloses that such nominee have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the rules of the SEC.
The Board recommends you vote FOR each of the Board’s nominees for director.
The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2029
Ronald J. Kruszewski, 67
Mr. Kruszewski is being nominated to our Board of Directors. He is Chairman of the Board and Chief Executive Officer of Stifel Financial Corp. and its principal subsidiary, Stifel, Nicolaus & Company, Incorporated. He joined the firm as Chief Executive Officer in 1997 and was named Chairman in 2001.
Mr. Kruszewski currently serves as Chairman of the Board of Directors of the Securities Industry and Financial Markets Association (SIFMA). He previously served as Chairman of the American Securities Association (ASA) from 2019 through 2021 and on the Federal Advisory Council of the St. Louis Federal Reserve Board of Directors from 2014 through 2019. Additionally, he serves on the Board of Directors for FutureFuel Corp. and on the Board of Trustees for the U.S. Ski and Snowboard Team Foundation. He is a graduate of Indiana University.
Active in community affairs, Mr. Kruszewski serves as a member of the Chair’s Council for Greater St. Louis Inc. He is also past Chairman of the Board of Directors of Downtown STL Inc. and past non-executive Chairman of the Board of Directors of Angelica Corporation. In addition, he is a member of the St. Louis Chapter of the World Presidents’ Organization, and under Mr. Kruszewski’s leadership, Stifel became a member of the World Economic Forum in 2023. In 2019, Mr. Kruszewski won the Horatio Alger Award and was selected for membership in the Horatio Alger Association of Distinguished Americans, which honors individuals who have overcome adversity to achieve success and who have demonstrated commitment to higher education and charitable endeavors. In 2024, he was elected to the Horatio Alger Association’s Board of Directors.
Mr. Kruszewski brings to the Board nearly three decades of leadership experience in the financial services industry, including more than 25 years as Chief Executive Officer of Stifel Financial Corp. He has extensive expertise in debt and equity financing, strategic transactions, capital allocation, capital markets and corporate financial management. In addition, his service as Chairman and director of multiple industry, public company and nonprofit boards provides him with significant corporate governance experience. His depth of financial and governance expertise enables him to provide strong oversight of financial reporting and disclosure responsibilities, internal controls and risk management processes, qualifying him to serve as one of our designated financial experts.
Madeline E. McIntosh, 56, Director since 2024
Ms. McIntosh is a digital pioneer and media executive with decades of experience leading business transformations. She is CEO and Publisher of Authors Equity, Inc., a book publisher she launched in March 2024, dedicated to a reshaped relationship with authors and publishing talent. Their emphasis on profit sharing, flexibility, transparency and long-term collaboration has drawn a wide-ranging list of bestselling and emerging authors, with the first books coming to market in fall 2024. She is a former CEO of Penguin Random House US, the world’s largest book publisher. While there and during a post at Amazon, she played a seminal role in each of the major inflection points in the consumer book market over the past three decades, including the birth of ecommerce, digital audio and ebooks. She serves as an independent director of Simon & Schuster, the global book publisher acquired by KKR in 2023. She is president of Poets & Writers, a nonprofit dedicated to serving the needs of creative writers, and she is an advisor to Shimmr AI, a startup developing AI-supported ad tech for books. She is a regular speaker about the future of book publishing; including delivering 2024 keynotes at the Readmagine conference in Madrid and the New Zealand Publishers Association.

Ms. McIntosh is a member of the Nominating and Corporate Governance Committee.

A major profile in The New York Times said she “stands out as someone who at every turn has rejected conventional thinking, and who has had an uncanny degree of foresight about technological change.” She is known for her belief in the critical importance of nurturing creative talent during the age of the algorithm and, now, of AI. Her leadership has been celebrated by Forbes (2021 “50 Over 50: Vision” list), Girls Write Now (2021 “Agent of Change” award), and the UJA (2022 Publishing Titan Award).
INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2027
Steven C. Fletcher, 58, Director since 2020
Mr. Fletcher has served as the Chief Executive Officer of technology company Explorer Parent LLC, a firm that sponsors special purpose acquisition companies (SPACs), since July 2020, an advisor to Carney Technology Acquisition Corp. II (NASDAQ: CTAQ) since December 2020, an advisor to Epiphany Technology Acquisition Corp. (NASDAQ: EPHY) since January 2021, an advisor to BioPlus Acquisition Corp. (NASDAQ: BIOS) since January 2021 and an advisor to Enterprise 4.0 Technology Acquisition Corp. (NASDAQ: ENTF) since October 2021. He served from 2013 to August 2022 as an independent director of atVenu, a leading live event commerce platform, where he was a member of the Audit and Compensation Committees, and as an independent director of Life Signals, Inc. a healthcare technology company since November 2021. From 2003 to May 2018, Mr. Fletcher was a Managing Director, Co-Head of the Digital Media Group and Head of the Software Group at GCA Savvian, a global investment bank. He was also a member of the firm’s Management Committee. From 1994 until 2002, Mr. Fletcher worked at Goldman, Sachs & Co., where he held a number of leadership roles including Head of the Private Placement Group, Head of the IT Services sector and Co-Head of the Hardware, Storage, EMS, and Internet Infrastructure sectors. He began his career at Deloitte & Touche as a CPA. Mr. Fletcher received a B.A. in Economics from UCLA and an M.B.A. from the Wharton School of the University of Pennsylvania.
Mr. Fletcher is the Chairman of the Audit and Risk Management Committee, and a member of the Executive Compensation Committee.
Mr. Fletcher brings to the Board more than 20 years of experience in the investment banking industry, and he has extensive expertise with respect to debt and equity financing, strategic transactions, capital allocation, capital markets and corporate financial management, particularly in the digital media sector. He also has significant experience with corporate governance through prior service on several boards. His experience enables him to provide strong oversight of financial and disclosure responsibilities, controls, and procedures, which qualify him to serve as Chairman of our Audit and Risk Management Committee and as one of its designated financial experts.
Shaun E. McAlmont, 60, Director since May 2022
Dr. McAlmont is a seasoned executive with deep experience overseeing successful digital transformations, change management and strategic partnerships. In early 2022, Dr. McAlmont joined a cybersecurity training company, NINJIO, LLC, as President and CEO, after serving since 2018 as the President of Career Learning at Stride, Inc. (NYSE: LRN), a $1.5 billion technology-based education company, where he led a multi-year digital transformation that doubled the size of the career learning business through the introduction of new IT, business and healthcare career training programs, three acquisitions, and strategic corporate and higher education partnerships. From 2015 to 2017, he was the President and CEO of Neumont College of Computer Science, a for-profit training institution. Dr. McAlmont also served as the President and CEO of Lincoln Educational Services (NASDAQ: LINC) from 2005 to 2015. Dr. McAlmont held senior-level manager positions at Alta Colleges, where he pioneered online learning at scale, and Heald Colleges from 1991 to 2005, after beginning his career at Stanford University. Dr. McAlmont received a Bachelor of Science degree in Psychology from Brigham Young University and multiple graduate degrees in the education field, including a Doctorate of Higher Education Management from the University of Pennsylvania. He recently completed the Board Education Program at Stanford University Directors College. Dr. McAlmont is a member of the BorgWarner (NYSE: BWA) board of directors, where he serves on its compensation committee.
Dr. McAlmont is a member of the Executive Compensation Committee.

Dr. McAlmont brings to the Board more than 25 years of career leading successful digital transformations at scale in online learning and workforce training and has leveraged past learnings to drive growth and generate value at several companies. He has significant executive leadership and public company board experience.
INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2028
Mary E. Junck, 78, Director since 1999
Ms. Junck was elected Executive Chairman of the Company in February 2016 and served as Chairman from February 2019 to February 2026. She joined the Company in 1999 as Executive Vice President and Chief Operating Officer. She became president in 2000, Chief Executive Officer in 2001 and Chairman in January 2002, and served in those positions until her retirement in 2016. She previously held senior executive positions at the former Times Mirror Company, where she was responsible for the operations of News day, The Baltimore Sun (publisher and chief executive officer), the Hartford Courant, The Morning Call, Southern Connecticut Newspapers and St. Paul Pioneer Press (publisher and president). She also had responsibility for Times Mirror magazines and Stay Well, Times Mirror’s consumer health company.
She was a member of the board of directors of The Associated Press from 2004 to 2017 and was chairman from 2012 to 2017. Since October 2016, Ms. Junck has served as a director of Postmedia Network Canada Corp. (TSE: PNC.A), a public company based in Toronto, Canada, that owns numerous newspapers and associated online platforms throughout Canada. Ms. Junck’s in-depth knowledge of the Company and the publishing industry, in which she has worked in executive and senior management positions for more than 34 years, enables her to lead the Board effectively in her capacity as a board member.
Ms. Junck provides a valuable and unique perspective in Board deliberations about the Company’s business, competitive landscape, strategic relationships and opportunities, senior leadership and operational and financial performance. Her experience provides her with a thorough understanding of strategic direction and partnerships, financial matters and board management.
Herbert W. Moloney III, 75, Director since 2001
From December 2006 until his retirement in July 2011, Mr. Moloney was President and Chief Operating Officer of Western Colorprint, Inc., a privately held company that provided advertising supplements and commercial printing services to the publishing industry. From April 2005 to November 2006, Mr. Moloney was President and Publisher of the Washington Examiner. From 2000 to March 2005, Mr. Moloney was the Chief Operating Officer, North America, and an Executive Vice President of Vertis, Inc., a premium provider of targeted advertising and marketing solutions to leading retail and consumer services companies. Mr. Moloney is Chairman of the Executive Compensation Committee and a member of the Audit and Risk Management Committee and the Nominating and Corporate Governance Committee. Mr. Moloney has been designated as our Lead Director by the independent directors to preside over executive sessions of non-management directors, among other duties. Mr. Moloney brings to the Board more than 34 years of executive and management experience in the publishing and television industries. His extensive relevant industry and executive leadership experience provides him with substantive knowledge about a variety of issues that are related to our business, including digital and print advertising and marketing, operations and strategy development.
David Hoffmann, 73, Director since 2026

Mr. Hoffmann joined our board as Chairman in February 2026. As founder and chairman of Hoffmann Family of Companies, he oversees a family-owned network of enterprises employing more than 22,000 people worldwide, encompassing over 200 brands and properties across 30 countries, including a private equity group and a real estate group. In 1989, Mr. Hoffmann founded DHR Global (formerly DHR International), building it into one of the largest privately held executive search firms in the world. Mr.

Hoffmann is also the founder of Hoffmann Media Group, a privately held media company headquartered in Southwest Florida which owns 40 newspapers serving 39 cities and regions across five states.

Mr. Hoffmann has been featured on the Forbes Billionaires List for four consecutive years and received the Horatio Alger Award in 2023. He has also been honored with an honorary Doctorate of Humane Letters from the University of Central Missouri, his alma mater, where he received a Bachelor of Business Administration (BBA).

Mr. Hoffmann brings to the Board extensive experience in investment management and corporate governance, with a focus on disciplined capital allocation and sustainable value creation. He has worked across a range of industries advising leadership teams on financial strategy, operational efficiency, and balance sheet optimization. His strategic perspective and financial acumen position him to support the Board’s oversight of our capital structure, digital transformation efforts, and long-term performance objectives.

As Chairman, Mr. Hoffmann serves as an advisor to the Interim Chief Executive Officer and provides overall leadership for the Board. Mr. Hoffmann’s appointment represents both a governance shift and a strategic pivot for us as we navigate the challenges facing local news publishers.
Voting Standard
The affirmative vote of the holders of a majority of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting and entitled to vote on the matter, is required to elect directors.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES RECOMMENDED BY OUR BOARD

PROPOSAL 2 - APPROVAL, BY NON-BINDING VOTE, OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to cast an advisory vote regarding executive compensation as described below. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is also referred to as a "say-on-pay" vote.
At the 2024 annual meeting of stockholders, we held a say-on-pay vote which resulted in stockholder approval of 65.8% of the votes cast on said proposal. While the vote reflected majority support of the Company’s executive compensation program, this level of support was both a decline from previous years and below what the Board and management considered satisfactory.
In order to better understand our stockholders’ views regarding our executive compensation program, we initiated an outreach to investors representing approximately 30% of the Company’s outstanding shares. The main points of feedback from the investors’ with whom we engaged was the need for increased transparency, including more detailed disclosures about our executive compensation. In addition, we reviewed other publicly available information from other companies to evaluate compensation trends. In response to these efforts, the ECC developed and approved a restructured Long-Term Incentive Plan, including the realignment of stock awards from 100% time-based awards to 50% time-based and 50% performance-based. Finally, in response to stockholder feedback seeking more detailed information on the company’s efforts to refresh the Board, we appointed two new Board members in 2024.
At the 2025 annual meeting of stockholders we held a say-on-pay vote which resulted in stockholder approval of 73.4% of the votes cast on said proposal. While the increase in stockholder approval was encouraging, we continue to evaluate executive compensation structures that better incentivize the achievement of our business and financial objectives. The stockholder proposal to amend the 2020 Long-Term Incentive Plan to authorize more shares for issuance under that plan will provide the Company more flexibility to rebalance executive and Board compensation to be more performance-based in the future.
Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives.
A summary of our current executive compensation structure is below.

Base Compensation

Determine executive base compensation using competitive benchmarking data from industry peers and broader market analysis, while considering internal equity, role responsibility, and individual performance.

Short-Term Incentives

For 2025, we determined annual bonus compensation by using a mix of company-wide performance metrics, such as Adjusted EBITDA and Digital Revenue, as well as individual performance goals. This strategy aims to align executive focus with achieving our strategic and financial targets. Targets for short-term incentives are based on achievement of the Company’s annual budget, which is approved by the Board. The components of the executive bonus structure include:

•34% Adjusted EBITDA performance;

•33% Digital Revenue; and

•33% individual measurable business objectives tied to the Company’s digital transformation.

For 2026, we will determine annual bonus compensation based solely on company-wide performance against Adjusted EBITDA. This approach aligns executive incentives directly with the Company’s core financial performance and strategic objectives. Targets for short-term incentives are based on achievement of the Company’s annual Adjusted EBITDA budget, which is approved by the Board.

Long-Term Equity Awards and Options

Determine awards to executives under the Company’s 2020 Long-Term Incentive Plan (updated in 2025) through a mix of time-based and performance-based awards, including the following:

•Offer executives the stock options to purchase shares at the award grant date’s fair market value, limited to 25% of the total award value and each such option having a 10-year term and shares vesting over a three-year period;

•Award performance share units to executives, the amount of which constitutes 50% of the total award value, and each unit represents the executive’s right to receive one ordinary share after the end of a three-year performance period provided specified performance goals are achieved;

•Award executives with restricted stock awards, the amount of which constitutes 25% of the total award value; which shall provide the executive the right to receive one ordinary share upon vesting, which shall vest at a rate of one-third of each first, second, and third anniversary of the grant date.
The Executive Compensation section below more fully describes our executive compensation program and the decisions made by the Executive Compensation Committee.
As required by Section 14A of the Exchange Act, stockholders may vote to approve (or not approve) the following resolution on the compensation of our named executive officers, as disclosed in the executive compensation tables and narrative discussion related thereto on pages 35-61.
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Lee Enterprises, Incorporated’s named executive officers as disclosed in this Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion accompanying the compensation tables.”
Voting Standard
The affirmative vote of a majority of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting, will be considered an approval of the say-on-pay vote on an advisory, non-binding basis. However, our Board values the opinion of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, BY NON-BINDING VOTE, OF THE COMPANY'S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

PROPOSAL 3 - APPROVAL TO AMEND THE 2020 LONG-TERM INCENTIVE PLAN

The Board of Directors, acting upon the recommendation of the ECC, has unanimously approved, and is proposing stockholder approval of a second amendment (the “Second Amendment”) to our 2020 Long-Term Incentive Plan (“LTIP” or “2020 Long-Term Incentive Plan”). Specifically, the proposed Second Amendment requests the reservation of an additional 1,700,000 shares available for grant or issuance under the LTIP. Additional detail is below and the Second Amendment is provided as Appendix B to this Proxy Statement. You should read Appendix B in its entirety, as the following summary of the Second Amendment is not exhaustive.

The Board believes our LTIP has proven to be an important means of attracting, retaining and motivating individuals of exceptional training, experience and ability. Further, we believe it is vitally important to our success to continue to provide key employees with long-term compensation incentives and equity opportunities linked, of course, to the success of our operations and a commensurate return to the stockholders.

We are asking our stockholders to approve the Second Amendment. The LTIP was originally approved by the Board in December 2019 and by the stockholders at the annual meeting of the Company’s stockholders held on February 19, 2020. The LTIP initially authorized the issuance of 3,659,468 shares (adjusted to 365,946 following a 10:1 reverse stock split in 2021). Following the reservation of an additional 500,000 shares available for grant or issuance pursuant to the Company’s stockholders approval at the 2025 annual meeting, there were 515,443 shares remaining at December 31, 2025 available for future grants under the LTIP. The ECC considers this number to be inadequate to achieve the above-stated purpose, and pursuant to the ECC’s recommendation, the Board has approved, and stockholders are being asked to approve, an amendment to the LTIP to increase the number of shares available for grant under the LTIP from 865,946 to 2,565,946.

Purpose of the LTIP

The purpose of the 2020 Long-Term Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining officers, directors and employees of outstanding ability who will contribute to the Company’s long range success; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating officers, directors and employees, by means of performance-related incentives, to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such officers, directors and employees to participate in the long-term growth and financial success of the Company.

Purpose of the Second Amendment

The purpose of the Second Amendment is to increase the number of shares available for grants under the LTIP. If the Second Amendment is not approved, we will be significantly limited in our ability to issue long term equity awards in 2026 and in subsequent years, which we believe will significantly impair our efforts in aligning employee’s interests with those of stockholders, hiring and retaining top talent, and effecting the pay for performance component of our compensation philosophy.

The Board continues to believe that equity compensation of the type available for grant under the LTIP, a stock-based incentive plan, remains an appropriate means of accomplishing the purpose of the LTIP, which will be further facilitated by the incorporation of the Second Amendment into the LTIP. The Board is therefore seeking stockholder approval of the Second Amendment to the LTIP in order to continue achieving its compensation goals.

Highlights of the LTIP

•Dividends Not Paid Until Award Vests. LTIP awards may accrue dividends during the vesting or restriction period, but payment of such dividends shall not be permitted until the award’s restriction lapses or vesting occurs.

•No Repricing of Options or Stock Appreciation Rights (SARs). The LTIP prohibits repricing of stock options or SARs without stockholder approval.

•No Evergreen Increase of Shares. The LTIP does not provide for any automatic increase in the number of shares of common stock available for issuance under the LTIP.

•No Excise Tax Gross-ups. The LTIP does not provide for additional gross-up in award value to cover income taxes owed by the participant upon the granting or vesting of an award.

•No Cash Buyouts of Underwater Options. The LTIP prohibits the cash buyout of options having an exercise price that is greater than the market price of the underlying Common Stock.

Material Terms of the 2020 Long-Term Incentive Plan, as Amended by the Second Amendment

The following summary of the material terms of the Plan as amended by the Second Amendment (“Amended LTIP”) is qualified in its entirety by the full text of the Second Amendment, which is attached to this proxy statement as Appendix B.

Plan Administration

The Plan will be administered by the ECC. The ECC will have the authority to, among other things, interpret the Plan, determine who will be granted awards under the Plan, determine the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the Plan.

Plan Eligibility and Benefits

The ECC may grant awards to any employee, officer, consultant, or director of the Company and its affiliates. As of December 31, 2025, approximately 2,185 employees, nine officers, and eight non-employee directors are eligible to participate in the Plan. Non-employee directors currently receive awards as described in this proxy statement under Director Compensation and the Company’s named executive officers receive awards as described in this proxy statement under Compensation, Discussion & Analysis and Executive Compensation.

The granting of awards under the LTIP is within the discretion of the ECC, and therefore it is not possible to predict with certainty the awards that may be made to directors, officers or other employees under the LTIP in the future.

Certain disclosures in this Proxy Statement under the heading “Executive Compensation” and “Compensation Discussion and Analysis,” set forth information with respect to prior awards granted to our individual named executive officers under the LTIP.

Increased Shares Available For Awards

If our stockholders approve the Second Amendment, the maximum number of shares that may be issued after the Record Date would be increased to 2,398,144 shares. This number represents 168,980 shares subject to outstanding awards as of February 28, 2026, 529,164 shares available for, but not yet subject to a grant or award as of February 28, 2026 plus the additional 1,700,000 shares authorized by the Second Amendment.

This amount is subject to adjustment for stock splits and stock dividends and certain other corporate changes in accordance with the LTIP, and by shares tendered in payment of the option price or withholding taxes in respect of which replacement options are granted, together with all awards available, forfeitures and shares reserved for issuance in respect of all outstanding stock options and restricted Common Stock awards.

The Board of Directors is recommending the addition of 1,700,000 shares to the total shares available under the LTIP. In determining the number of shares recommended, the ECC considered several factors. One metric that the ECC uses to measure the cumulative impact of the LTIP is “overhang” (number of shares subject to awards outstanding but not yet exercised or fully vested, plus number of shares available to be granted, divided by total Common Stock outstanding). At December 31, 2025, our overhang is 3%. If the Second Amendment is approved, our overhang would increase to 11%.

Another metric the ECC considers is the number of shares of Common Stock subject to equity awards that are granted annually, commonly referred to as the “burn rate”. For 2026, certain highly paid individuals will receive their annual incentive bonus in 50% cash and 50% restricted stock. As a result, we expect the burn rate in 2026 to be approximately 3.6% of total shares outstanding. The Second Amendment is likely to be adequate to fund long-term equity awards for two to three years depending on multiple factors (such as stock price movement, employee turnover, etc). The ECC did not retain the services of any compensation consultant in making its determination and recommendation.

Additional information about the LTIP and our other plans under which awards in the form of shares of our Common Stock may be made to employees and directors is provided under “Equity Compensation Plan Information”.

Types of Awards That May Be Granted

Subject to the limits in the Plan, the ECC has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the amended Plan are: stock options (including both incentive stock options (ISOs) and nonqualified stock options); SARs; restricted stock, performance awards, cash awards, and other stock-based awards.

•Stock Options: A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently, as described under Federal Income Tax Treatment of Awards Under the Plan. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $9.40. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the ECC.

•Stock Appreciation Rights (“SAR”): A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone ("freestanding rights") or in tandem with options ("related rights").

•Restricted Stock: A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the ECC. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends.

•Performance Awards: A performance award is an award of shares of common stock or units that are only earned if certain conditions are met. The Executive Compensation Committee (“ECC”) has the discretion to determine the number of shares of common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and any other terms, conditions, and restrictions of the award.

•Other Equity-Based Awards: The ECC may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the ECC as set out in an award agreement.

•Cash Awards: The ECC may grant cash awards that are designated performance compensation awards.

Vesting

The Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. Awards subject to time-based vesting have a minimum vesting period of one year and awards subject to performance-based vesting have a minimum vesting period of three years.

Change in Control

Outstanding awards do not automatically vest in the event of a change in control of the Company. If the outstanding awards are assumed, or replaced or substituted with equivalent awards by the successor corporation, the awards will not immediately vest as a result of the change in control. The ECC may provide that continued awards may vest in full in the event of a qualifying termination related to the change in control. In addition, in the event that the successor corporation does not assume, replace or substitute awards then, upon a change in control, awards of stock options and SARs will become fully vested and exercisable, other awards vesting based solely on continuous service will become fully vested and the amounts earned under performance-based awards, if any, will be subject to the provisions of the applicable award agreement.

Amendment or Termination of the Plan

The Board may amend or terminate the Plan at any time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of Nasdaq. The Plan will terminate on December 31, 2029, unless previously terminated by the Board.

Amendment of Awards

The ECC may amend the terms of any one or more awards. However, the ECC may not amend an award that would impair a participant's rights under the award without the participant's written consent.

Clawback and Recoupment

The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the Plan or an award agreement in accordance with the Company's Recovery of Erroneously Awarded Executive Compensation (“Clawback”) policy.

Effectiveness

The Second Amendment will become effective upon approval by the Company’s stockholders. If the stockholders do not approve the Second Amendment, the 2020 Long-Term Incentive Plan will continue without giving effect to the Second Amendment.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Incentive Stock Options (ISOs)

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum tax liability for the year the shares are sold.

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.

If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock and Performance Shares

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance share awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

Performance Awards

The grant of a performance award will not result in taxable income to the participant. When the performance award is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Section 162(m) and Limits on the Company's Deductions

Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.
Voting Standard
The affirmative vote of a majority of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting, will be considered an approval of the approval to amend the 2020 Long-Term Incentive Plan.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2020 LONG-TERM INCENTIVE PLAN

PROPOSAL 4 - RATIFICATION OF SELECTION OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Management Committee has reappointed BDO USA P.C. (“BDO”). to serve as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 27, 2026. BDO also served as our independent registered public accounting firm in 2025. Our By-laws do not require that the stockholders ratify the appointment of BDO as our independent registered public accounting firm. The Board is requesting the stockholders to ratify this appointment as a means of soliciting stockholders' opinions and as a matter of good corporate practice.

Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Voting Standard

The affirmative vote of a majority of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting and entitled to vote on the matter, is required to pass this Proposal 4 to ratify the selection of BDO. If the stockholders do not ratify the appointment, the Audit and Risk Management Committee will consider any information submitted by the stockholders in determining whether to retain BDO as the Company’s independent registered public accounting firm for 2026. Even if the appointment of BDO is ratified, the Audit and Risk Management Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2026

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
General
Our Board met thirteen times in 2025. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he or she served in 2025. All 2026 directors attended our February 27, 2025, Annual Meeting of Stockholders. All directors are expected to attend each meeting of our Board and the committees on which they serve and are also expected to attend our annual meetings of stockholders.
Our Board has three standing committees: the Audit and Risk Management Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee is composed of at least three independent directors, and each committee operates under a written charter, which are all available on our website www.lee.net by clicking on “About” and then “Governance.”
The committee membership during 2025 is presented below. There will be changes to the committee membership after the Annual Meeting. The members of the committees are shown in the table below:

	Audit & Risk Management Committee	(1)	ECC	(1)	NCGC	(1)
Steven C. Fletcher	Chairman		Member		—
David Hoffmann(2)	—		—		—
Brent M. Magid(4)	—		Member		Chairman
Herbert W. Moloney lll	Member		Chairman		Member
Jonathon F. Miller(4)	Member		—		—
Kevin D. Mowbray(3)	—		—		—
Madeline E. McIntosh	—		—		Member
Margaret R. Liberman(4)	—		—		Member
Mary E. Junck(2)	—		—		—
Shaun E. McAlmont	Member		Member		—
(1)The Committee is composed of “independent” non-employee directors. See discussion of “Director Independence” below.
(2)Mr. Hoffmann is the Chairman of the Board as of February 5, 2026.
(3)Mr. Mowbray retired from the Board as of February 5, 2026.
(4)Ms. Liberman, Mr. Miller and Mr. Magid were not nominated for re-election in 2026.

Board Leadership Structure
As stated in our Corporate Governance Guidelines, our Board has no formal policy with respect to the separation of the offices of Chairman and the CEO. Our Board believes that having a separate Chairman and CEO, together with an independent Lead Director, provides the best Board leadership structure for us. This structure, together with our other corporate governance practices, provides strong independent oversight of management, while ensuring clear strategic alignment throughout the Company and improving our ability to navigate the always-evolving newspaper and publishing industry. Mr. Hoffmann serves as Chairman of the Board as of February 2026. Our Lead Director is a non-employee director who is elected by the independent members of the Board at its annual meeting. Herbert W. Moloney III, a director since 2001, currently serves as our Lead Director.
The role of Mr. Moloney, as Lead Director, includes the following duties:
•Preside at all meetings of the Board when the Chairman is not present;
•Call meetings of the non-management directors, as needed;
•Develop the agendas for meetings of the non-management directors;
•Preside at executive sessions of the non-management directors;
•Confer regularly with the Chairman and the CEO;
•Serve as a liaison between the CEO and the non-management directors;
•In consultation with the Chairman, review and approve Board meeting schedules and agendas; and
•Meet with stockholders as appropriate.

Risk Oversight
Oversight of risk management is a responsibility of the Board and is an integral part of the Board's oversight of our business. The primary responsibility for the identification, assessment and management of the various risks resides with management. The Board has delegated to the Audit and Risk Management Committee primary responsibility for evaluating our overall risk management profile and ensuring that management has established and adequately reviewed processes for identifying and preparing the Company to manage risks.
Information Security Risk Oversight
Our Chief Information Officer oversees our information security program and reports regularly to the Audit and Risk Management Committee of our Board of Directors regarding any controls remediation as well as any cyber incidents. Our Board receives regular reports on the Company’s cybersecurity and other information technology risks.
Each member of our Audit and Risk Management Committee is experienced in the area of information security, either as a result of their professional history, their current responsibilities in overseeing processes and controls in this area at the Company, or both. The Audit and Risk Management Committee may discuss such processes and controls with our internal accounting and auditing teams and our independent registered public accounting firm.
We identify and address information security risks by employing a defense-in-depth methodology that provides multiple, redundant defensive measures in case a security control fails, or a vulnerability is exploited. We leverage internal and external resources to mitigate cybersecurity threats to the Company. We leverage commercially available solutions to manage threats to our information technology environment. We provide and require cybersecurity training for all employees annually to promote good cyber-safety habits and security online.
We are externally audited against top information security standards, as well as key financial system controls as a part of our Sarbanes Oxley audit process. We regularly engage appropriate external resources regarding emerging threats to navigate the diverse cybersecurity landscape. We maintain cybersecurity insurance at levels we believe to be appropriate for our size in this industry.
On February 3, 2025, we experienced a cybersecurity incident that disrupted certain IT systems and resulted in unauthorized access to certain files (the “Cyber Incident”). We activated our incident-response plan, engaged third-party cybersecurity experts, notified law enforcement, and offered identity-protection services to affected customers and subscribers. The Cyber Incident adversely affected fiscal 2025 operating results; however, the incremental impact on revenues and certain operating expenses is not reasonably separable from other business factors. The incident remains under legal and forensic review, and we continue to implement security enhancements. See further discussion in our Annual Report on Form 10-K for the year ended September 28, 2025.
Director Independence
The Nominating and Corporate Governance Committee assesses the independence of each director and director nominee and makes recommendations to the Board. For a director or director nominee to be “independent,” the Board must affirmatively determine that the director has no material relationship with the Company other than his or her service as a director. In addition, members of the Audit and Risk Management Committee and Executive Compensation Committee must meet heightened independence standards under applicable Nasdaq and SEC rules.
Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Mr. Fletcher, Ms. Junck, Dr. McAlmont, Ms. McIntosh, and Mr. Moloney qualify as “independent” directors in accordance with Nasdaq rules and, in the case of the Audit and Risk Management Committee and Executive Compensation Committee, the rules of the SEC.

Audit and Risk Management Committee
For 2025, the Audit and Risk Management Committee consisted of Mr. Fletcher, Mr. Moloney, Mr. Miller and Dr. McAlmont, with Mr. Fletcher serving as chairman. Mr. Miller was a member of the Audit and Risk Management Committee but was not nominated for re-election in 2026. The Audit and Risk Management Committee met eight times in fiscal year 2025. The Audit and Risk Management Committee has the oversight responsibilities set forth in its charter, including, without limitation: (1) the quality and integrity of our financial statements; (2) our compliance with legal and regulatory requirements, including the review of related persons reports and disclosures of transactions involving the Company and any director, nominee for director, officer, owner of more than 5% of our Common Stock or immediate family member of any of the above; (3) our overall risk management profile, including, without limitation, cyber risks; (4) the independent registered public accounting firm's qualifications and independence; (5) the performance of our internal audit function and that of our independent registered public accounting firm; and (6) preparation of the annual Audit and Risk Management Committee Report to be included in our Proxy Statement.
Executive Compensation Committee
For 2025, the Executive Compensation Committee consisted of Mr. Fletcher, Mr. Magid, Mr. Moloney, and Dr. McAlmont, with Mr. Moloney serving as chairman. Mr. Magid was a member of the Executive Compensation Committee but was not nominated for re-election in 2026. Ms. Junck joined the Executive Compensation Committee on February 5, 2026. The Executive Compensation Committee met five times in fiscal year 2025. Its responsibilities include, without limitation, the authority to: (1) administer our Retirement Account Plan, our Supplementary Benefit Plan, as amended and restated as of January 1, 2008 (“Non-Qualified Plan”), our LTIP, our Amended and Restated 1977 Employee Stock Purchase Plan (“ESPP”) and our 2005 Supplemental Employee Stock Purchase Plan (“SPP”); (2) establish salaries, bonus formulae and bonuses, and participation in other benefit plans or programs for executive officers; (3) review employment terminations involving payment to any officer or other key executive in excess of $200,000; (4) approve employment contracts for executives extending beyond one year; (5) approve the position description, performance standards and goals for incentive cash and restricted stock awards for our President and Interim CEO and other executive officers under our Incentive Compensation Program and to measure their related performance thereunder; and (6) to determine and, as appropriate, recommend to the Board the compensation of non-employee directors, including the Chairman, Lead Director and committee chairs. In addition, the Executive Compensation Committee recommends to the Board significant employee benefit programs and bonus or other benefit plans affecting executives other than our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table. The Executive Compensation Committee is also responsible for evaluating risks posed by our compensation policies.
Compensation Committee Interlocks and Insider Participation
The Executive Compensation Committee consists of Mr. Fletcher, Mr. Magid, Dr. McAlmont, and Mr. Moloney. Each director who served on the Executive Compensation Committee during 2025 is independent within the meaning of Nasdaq’s independent director standards, as currently in effect. None of them either has been an officer or employee of the Company at any time or has had a relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K. None of our executive officers served during 2025 on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officers served on our Executive Compensation Committee.

Nominating and Corporate Governance Committee
In 2025, the Nominating and Corporate Governance Committee consists of Ms. Liberman, Ms. McIntosh, Mr. Magid and Mr. Moloney. Mr. Magid was the Chairperson and member of the Nominating and Corporate Governance Committee in 2025 but was not nominated for re-election in 2026. Ms. Liberman was a member of the Nominating and Corporate Governance Committee in 2025 but was not nominated for re-election in 2026. The Nominating and Corporate Governance Committee met three times in 2025. Its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees.
The Nominating and Corporate Governance Committee regularly reviews the composition of the Board, anticipated openings and whether the addition of directors with particular experiences, skills or other characteristics would make the Board more effective. The Nominating and Corporate Governance Committee seeks directors who possess integrity and other valuable character traits, broad experience, expertise in their field, capacity to understand our business, a willingness to devote adequate time to duties of the Board and the ability to make independent judgments using their diversity of experience. The Nominating and Corporate Governance Committee also considers if a potential nominee will otherwise qualify for membership on the Board and if the potential nominee will satisfy Nasdaq’s and SEC independent director requirements. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the Board. The Nominating and Corporate Governance Committee considers diversity in the nominating process and recognizes the value of diverse opinions, perspectives, personal and professional experiences, and backgrounds, but has no specific policy related to diversity.
Consideration of a nominee for the Board typically involves a series of internal discussions, review of a nominee's background and experience and interviews of the nominee. The Nominating and Corporate Governance Committee meets to consider and approve nominees and makes its recommendations to the Board to fill a vacancy, add an additional member, or recommend a slate of nominees to the Board for nomination and election to the Board. Director nominees recommended by the Nominating and Corporate Governance Committee for election at an annual meeting are subject to approval by the full Board.
The Nominating and Corporate Governance Committee considers nominees recommended by stockholders. The Nominating and Corporate Governance Committee evaluates nominees proposed by stockholders using the same criteria as other nominees. A stockholder’s written nomination should be mailed or delivered to Chairman, Nominating and Corporate Governance Committee, in care of the Company, at the address shown on the cover of this Proxy Statement. The nomination should include the stockholder's name, address and number of shares of our Common Stock owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee's principal occupation or employment and the number of shares of our Common Stock, if any, owned by the nominee, together with a statement indicating the nominee's willingness to serve, if elected. To assist in the evaluation of nominees recommended by the stockholders, the Nominating and Corporate Governance Committee may require the nominees to provide any additional information about themselves as the Nominating and Corporate Governance Committee may determine appropriate or desirable, including information required to be disclosed in our Proxy Statement under the Exchange Act.
Stockholder Communications with Directors
Stockholders may communicate with the Board by mail, care of the Corporate Secretary, Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, IA 52807. Stockholders and other interested parties may also contact the Company’s non-employee directors or independent directors by contacting the Lead Director by mail, care of the Corporate Secretary, Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, IA 52807.

Prohibition Against Hedging and Pledging
Our insider trading policy prohibits our directors, officers, and certain other employees from engaging in short-term, speculative trading in Company securities, including hedging or other derivative transactions, hold Company securities in a margin account, or pledge Company securities as collateral for a loan.
CORPORATE GOVERNANCE
Controlled Company Status

As of the Record Date, David Hoffmann beneficially owns approximately 52.6% of our outstanding Common Stock. As a result, we qualify as a “controlled company” under the corporate governance standards of The Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq rules, a company is considered a controlled company if more than 50% of the voting power for the election of directors is held by an individual, group, or another company.

Controlled companies are eligible to rely on certain exemptions from Nasdaq’s corporate governance requirements, including the requirements that:

•A majority of the board of directors consists of independent directors;

•The compensation committee be composed entirely of independent directors; and

•Director nominees be selected or recommended solely by independent directors.

Although we qualify as a controlled company, we do not currently rely on these exemptions. We believe maintaining a governance structure consistent with Nasdaq’s independence requirements promotes strong oversight and is in the best interests of all stockholders.

Accordingly:

•A majority of our Board of Directors is independent;

•The Audit and Risk Management Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are composed entirely of independent directors; and

•Director nominees are selected and recommended by our Nominating and Corporate Governance Committee, which is composed entirely of independent directors.

As a result of Mr. Hoffmann’s ownership position, he has the ability to control the outcome of matters submitted to a vote of stockholders, including the election of directors and approval of significant corporate transactions. We believe our current governance practices and board leadership structure provide appropriate independent oversight while recognizing this ownership structure. Our Board believes that we benefit from a mix of directors with experience and familiarity with our business developed over a number of years and directors with fresh perspectives and new ideas. To this end, the Board has maintained an ongoing Board refreshment process, seeking out new, highly qualified candidates whose background and experience align with the Company’s strategy and complement the existing skill sets on the Board. The Board is also committed to sound corporate governance and is committed to maintaining a governance structure that promotes and protects the long-term interests of stockholders.
Corporate Governance
We maintain corporate governance information on our website, which includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Business

Conduct and Ethics and charters for certain committees of the Board. The corporate governance information can be found at www.lee.net by clicking on “About” and then “Governance”.
We also post on our website our Annual Report, as filed with the SEC. The Annual Report can be found at www.lee.net by clicking on “Investors”. We will also furnish, upon written request and without charge, a printed copy of the Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date of the Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to the Company at the address shown on the cover of this Proxy Statement.
Our policies and practices reflect corporate governance initiatives that comply with Nasdaq rules and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, specifically:
•The Board has adopted clear corporate governance policies, as reflected in our Corporate Governance Guidelines;
•A majority of the Board is independent of the Company and its management;
•The non-management directors meet regularly without management present;
•All members of the Audit and Risk Management Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are independent;
•The non-management directors have designated an independent Lead Director to chair their meetings and consult with our Chairman and our CEO regarding matters considered by the non-management directors;
•The charters of the Board committees clearly establish their respective roles and responsibilities;
•We have a Code of Business Conduct and Ethics that is monitored by the Audit and Risk Management Committee and is annually affirmed by our directors and executive officers;
•Our Code of Business Conduct and Ethics applies to our principal executive officer and all members of our finance staff, including the principal financial and accounting officer;
•We have a hotline available to all employees and the Audit and Risk Management Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, auditing, or other matters; and
•Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit and Risk Management Committee.
Interested parties may communicate with the Board, the non-management directors as a group, or our Lead Director by writing to Herbert W. Moloney III, Lead Director, in care of the Company, at the address shown on the cover of this Proxy Statement.
COMPENSATION OF NON-EMPLOYEE DIRECTORS
We desire to compensate our directors in a manner that is comparable to compensation levels at companies of similar size and in our industry The Executive Compensation Committee reviews proxy statements and other information from such companies and makes a recommendation for compensation of non-employee directors to the full Board for its approval. In 2019, the Executive Compensation Committee also requested a comprehensive report on director compensation from Korn Ferry, its independent consultant (the “Korn Ferry report”).

In December 2019, upon the recommendation of the Executive Compensation Committee after review and analysis of industry peers’ board compensation practices and the Korn Ferry report, as part of the Board's ongoing review of the Company's governance practices, the Board approved the following Board compensation program:
•Annual cash retainer to $100,000 in lieu of such fees;
•Implementation of an annual cash retainer for the following committee chairs and Lead Director:
•Lead Director         $20,000
•Audit and ECC        $15,000
•NCGC            $10,000
•Implementation of non-employee director stock ownership guidelines, as reflected in the Company Corporate Governance Guidelines; and
•Annual restricted stock awards under the LTIP to non-employee directors to be shares of our Common Stock with a fair market value of $60,000.
At the 2020 Annual Meeting, the stockholders approved the LTIP, and the LTIP was implemented in March 2020 and updated in 2025.
Directors engaged to provide consultative services are normally compensated at the rate of $1,500 per day. None of our non-employee directors received compensation for consultative services in 2025.

The following table summarizes non-employee director compensation for the calendar year 2025:

(Dollars)	Fees Earned or Paid in Cash	(1)	Value of Stock Awards	(2)	Total
Steven C. Fletcher	115,000		60,000		175,000
Margaret R. Liberman(3)	100,000		60,000		160,000
Brent M. Magid(3)	115,000		60,000		175,000
Shaun E. McAlmont	100,000		60,000		160,000
Madeline E. McIntosh(4)	100,000		60,000		160,000
Jonathon F. Miller(3)(4)	100,000		60,000		160,000
Herbert W. Moloney lll	135,000		60,000		195,000
Mary E. Junck	250,000		—		250,000
(1) Cash compensation in excess of the 2025 annual retainer represents payment for directors as a committee chair or, in the case of Mr. Moloney, also for his service as Lead Director. The Directors are also allowed travel costs that are not material.
(2) All restricted stock awards are fully vested on the first anniversary of the grant date. Restricted Stock awards are granted at a price equal to the fair market value of the date of the grant.
(3) Ms. Liberman, Mr. Magid and Mr. Miller were not nominated for re-election in 2026.
(4) Ms. McIntosh and Mr. Miller got restricted stock awards in November 2024 in conjunction with joining the Board earlier in the year in addition to an annual restricted stock award.
The Board has authorized non-employee directors, prior to the beginning of any calendar year, to elect to defer receipt of all or any part of the cash compensation a director might earn during such year under our Outside Directors Deferral Plan (Amended and Restated as of January 1, 2008). Amounts so deferred will be paid to the director upon his or her separation from service, death, or disability, adjusted for any investment gains (or losses) thereon. Alternatively, directors may elect to have deferred compensation credited to a “rabbi trust” established by us with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan. Amounts so credited for the benefit of non-employee directors are invested in investment alternatives selected by the director.
None of our employees receives any compensation for serving as a director.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table sets forth information as of February 24, 2026, except as set forth below, as to each person known by us to own beneficially more than 5% of our Common Stock.

Name and Address of Beneficial Owner		Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
David Hoffmann (1)	568 Lincoln Avenue, Winnetka, IL 60093	Common Stock	11,592,039(1)	52%
Quint Digital Limited (2)	403 Prabhat Kiran, 17, Rajendra Place, Delhi, India 110008	Common Stock	3,214,346(2)	14%
Solas Capital Management, LLC (3)	1063 Post Road, Floor 2, Darien, CT 06820	Common Stock	2,022,692(3)	8%

(1) Consists of 10,973,139 shares of Common Stock held directly by David Hoffmann and 618,900 shares of Common Stock held directly by Jerrilyn M. Hoffmann Revocable Trust dated May 30, 2001 (the “Trust”). Jerrilyn M. Hoffmann is the sole trustee of the Trust. Mr. Hoffmann and Ms. Hoffmann are a married couple.

(2) Consists of 3,214,346 shares of Common Stock held directly by Quint Digital Limited; As of the date of this proxy, Ritu Kapur and Vidur Bahl have sold 250 shares and 30,204 shares (excluding the fractional entitlement held that cannot be sold) of Common Stock held by them, respectively. Quint Digital, Ritu Kapur, and Vidur Bahl are identified as a Group in accordance with Rule 240.13d-1(b)(1)(ii)(k).

(3) Solas Capital Management, LLC serves as the investment manager to two private funds (the “Funds”) and as sub-adviser to another private fund (the “Other Fund”), which hold the shares of our common stock for the benefit of their investors. Mr. Frederick Tucker Golden, as Portfolio Manager of Solas Capital with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of our common stock held by the Funds and by the Other Fund. The address of Solas Capital is 1063 Post Road, Floor 2, Darien, CT 06820. The foregoing information regarding Solas Capital, the Funds, the Other Fund and their respective beneficial ownership of shares of our common stock is based solely on information provided to us by Solas Capital in connection with the preparation and filing of this proxy statement.

The following table sets forth information as to our Common Stock beneficially owned as of February 24, 2026, by each director and nominee, each of the NEOs listed in the Summary Compensation Table, and by all directors and executive officers as a group:

Beneficial Owner	Shares of Voting Common Stock	Percent of Class
Nathan E. Bekke	35,937	*
Joseph J. Battistoni	17,358	*
Steven C. Fletcher	33,726	*
Astrid J. Garcia	20,534	*
David Hoffmann	11,592,039	52.1%
Mary E. Junck	214,061	1.0%
Margaret R. Liberman	26,726	*
Brent M. Magid	35,564	*
Madeline E. McIntosh	12,283	*
Shaun E. McAlmont	22,849	*
Timothy R. Millage(1)	30,186	*
Jonathan F. Miller	12,283	*
Kevin D. Mowbray(1)	118,970	*
Herbert W. Moloney lll	38,901	*
Joshua P. Rinehults	2,178	*
All executive officers and directors as a group (14 persons, excluding Mr. Millage and Mr. Mowbray)	12,064,439	54.2%
(*)Less than one percent of the class
(1)Mr. Mowbray and Mr. Millage stepped down as officers of the company since the end of the last fiscal year but remain as consultants to the Company

Equity Compensation Plan Information
Information as of September 28, 2025, with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Dollars) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares in column A)
	(1)		(2) (3)
Equity compensations plans approved by stockholders	31,838	$2.18	496,136
(1) LTIP.
(2) Includes the number of securities remaining available for future issuance under our LTIP
(3) Those securities not issued as a result of cancellation, forfeiture or surrender of previously outstanding options or adjustment of target restricted stock awards remain available for issuance, at the discretion of the Executive Compensation Committee, under the LTIP. Such shares are excluded from the total presented as the amount cannot be ascertained. Unvested restricted stock awards are not included in the number of shares presented as they are no longer available for future issuance once granted.
Additional information is set forth under the captions “Grants of Plan-Based Awards,” “Outstanding Equity Awards at September 28, 2025,” and “Option Exercises and Stock Vested”.

EXECUTIVE COMPENSATION
The following describes certain aspects, elements, and objectives of and information concerning the Company's executive compensation program with respect to the Company's NEOs in 2025.
Compensation Discussion and Analysis
The discussion and analysis that follow provide an overview of the Company’s executive compensation program.
2025 Corporate Performance Assessment
Our total operating revenue for the year ended September 28, 2025 was $562 million, while total Digital Revenue was $298 million, flat to the prior year. Total Print Revenue for the same period was $264 million, a 15% decrease to the prior year, representing a 10 percentage-point improvement over the prior year's decline. We continued to deliver positive performance in our digital-only subscription business, driving year-over-year revenue growth of 12%. Through yield management, expanded rates and disciplined subscriber acquisition, we are nearing $100 million in digital-only subscription revenue. Another key piece of our digital business, Amplified Digital® agency, surpassed $100 million in revenue during the year, with growth of 4%.
Operating expenses for the year ended September 28, 2025 totaled $571 million and Cash Costs(1) (a non-GAAP financial measure) for the same period totaled $524 million, a 7% and 5% decrease compared to the prior year, respectively. Operating expenses for the year ended September 28, 2025 included $3.7 million of cyber restoration expenses, which are included in the line "Restructuring costs and other". Net loss for the year ended September 28, 2025 totaled $36 million and Adjusted EBITDA(1) (a non-GAAP financial measure) totaled $45 million. Cash on the balance sheet for the year ended at September 28, 2025 totaled $10 million. Debt, net of cash on the balance sheet, totaled $445 million at September 28, 2025. Since May 2025, we satisfied all principal and interest payments through organic free cash flow generation.
(1) Adjusted EBITDA and Cash Costs are non-GAAP (Generally Accepted Accounting Principles) financial measures. See Appendix A for definitions and a reconciliation of Adjusted EBITDA and Cash Costs to the closest available GAAP measures.
The Named Executive Officers
The Company's NEOs include the principal executive officer, the principal financial officer and the other most highly compensated executive officer who was serving as an executive officer at September 28, 2025. In 2025, the NEOs were:

Kevin D. Mowbray	President and Chief Executive Officer
Timothy R. Millage	Vice President, Chief Financial Officer & Treasurer
Nathan E. Bekke	Chief Operating Officer
(

Executive Officers

Name	Offices or Positions to be Held	Biographical Information
Kevin D. Mowbray	President and Chief Executive Officer
Mr. Mowbray, age 63, retired from his positions at the Company on February 5, 2026. Prior to that he was our President and Chief Executive Officer since February 2016. Previously, Mr. Mowbray held the titles of Executive Vice President and Chief Operating Officer from April 2015 to February 2016, Vice President and Chief Operating Officer from May 2013 to April 2015, Publisher of the St. Louis Post-Dispatch from 2006 to May 2013, and Vice President - Publishing from 2004 to May 2013. Mr. Mowbray joined the Company in 1986 and served in several positions in the Company’s sales and marketing and newspaper management functions, including as Vice President for Sales and Marketing and General Manager, the Missoulian.

Timothy R. Millage	Vice President, Chief Financial Officer and Treasurer
Mr. Millage, age 44, resigned as Vice President, Chief Financial Officer, and Treasurer effective February 3, 2026, but has agreed to provide consulting services to the Company through May 31, 2026. Prior to his resignation, he was Vice President, Chief Financial Officer and Treasurer since August 2018. Mr. Millage served as the corporate controller of the Company from 2012 to 2018. Prior to joining the Company, Mr. Millage served as an audit manager with Deloitte, LLP and worked for multinational clients in various industries.

Nathan E. Bekke	President and Interim Chief Executive Officer (as of February 5, 2026)
Mr. Bekke, age 56, was named President and Interim Chief Executive Officer of the Company, effective February 5, 2026. He was appointed Chief Operating Officer in 2025 after serving as Operating Vice President and Vice President of Audience Strategy, and Vice President - Consumer Sales and Marketing since February 2015. Previously, Mr. Bekke served as Publisher of the Casper Star-Tribune, a Company newspaper, from 2003 to February 2015. Mr. Bekke joined the Company in 1988 and served in several positions in the Company’s sales and marketing function, including as director of sales and marketing at Billings Gazette and the Independent Record.

Astrid J. Garcia	Vice President - Human Resources and Legal; Chief Legal Officer
Ms. Garcia, age 75, has been Vice President - Human Resources and Legal since 2013. Previously, Ms. Garcia served as Vice President of Human Resources and Operations at the St. Louis Post-Dispatch from December 2006 to 2013. Prior to joining the Company, Ms. Garcia served as a senior human resources professional and legal advisor for a number of companies in the publishing industry.

Joseph J. Battistoni	Chief Revenue Officer
Mr. Battistoni, age 43, was Vice President - Sales and Marketing since November 2020 and was named Chief Revenue Officer in 2025. Previously, Mr. Battistoni held the titles of Vice President - Local Advertising from January 2020 to November 2020 and General Manager and Vice President of Sales and Marketing at The Times of Northwest Indiana from November 2015 to January 2020. Mr. Battistoni joined the Company as Digital Director of The Times in March 2014. Prior to joining the Company, Mr. Battistoni was employed by Tribune Media Company in various leadership positions involving the delivery of digital services and targeted media.

Joshua P. Rinehults	Vice President, Interim Chief Financial Officer, and Treasurer	Mr. Rinehults, age 45, was appointed as Vice President, Interim Chief Financial Officer, and Treasurer, effective as of February 3, 2026. He has served as our Vice President of Finance since November 2020 and, prior to that, Finance Director since March 2020. Prior to his service with us, Mr. Rinehults served in various financial and accounting roles with the BH Media Group from 2012 to 2020, Media General from 2007 to 2012 and, prior to those roles, as a senior auditor with Ernst & Young LLP from 2003 to 2007.

Elements of Compensation
Our compensation program reinforces the key drivers of success in our business. Our financial emphasis is on revenue and operating cash flow. The ECC believes these two measures are key measures of long and short-term success in our industry. Compensation for our NEOs includes the following:

Element	Description

Base Salary	•Determined based on numerous factors such as:
◦Competitive conditions for the Named Executive Officer’s position within the peer group and in the broader employment market,
◦as well as the Named Executive Officer’s level of responsibility, experience, and individual performance

Annual Incentives	•Tied to annual business performance as measured against annual goals established by the ECC
•For Fiscal Year 2026, certain highly paid individuals will receive their annual incentive bonus in 50% cash and 50% restricted stock.
•Varies depending on a wide range of factors, including:
◦Competitive conditions for the executive officer’s position within the peer group and in the broader employment market,
◦as well as the executive officer’s level of responsibility, experience, and individual performance

Long-Term Incentives
The revised Long-Term Incentive Plan includes a mix of awards aligned to achieve the best practice of 50% time based and 50% performance based. The revised plan includes the following types of stock awards:

•Stock options — Offer the opportunity for executives to purchase shares at the grant date’s fair market value, with vesting over three years to encourage long-term commitment.

•Restricted stock awards — Each restricted stock unit represents the right to receive one ordinary share upon vesting. The restricted stock awards generally vest one-third on each of the first, second, and third anniversary of the grant date.

•Performance share units — reward executives based on our performance against pre-determined targets, reinforcing accountability to stockholders. Performance share unit represents the right to receive on ordinary share after the end of a three-year performance period if specified performance goals are achieved.

Our annual cash incentive program places a portion of NEO compensation at risk, based on performance criteria. In addition, stock options, when granted, are inherently performance-based because an option only has value if the stock price rises after the option is granted. In some instances, the ECC also makes restricted Common Stock awards conditioned on the achievement of one or more specified performance goals under our Incentive Compensation Program.
Objectives Of Our Compensation Program
We intend to be an employer of choice, both in our industry and in the communities it serves. In order to achieve this status, our strategies are to have compensation programs in place that will:
•Reward our executives for their contributions to our success;
•Create an ownership mentality in our executives;
•Focus our executives on building long-term value;

•Permit us to recruit the talent we need;
•Pay our executives at comparable levels with organizations with which we compete for talent; and
•Encourage our top performers to remain with us.
Our core compensation philosophy is to pay executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to us, while providing incentives to achieve its business and financial objectives. While comparisons to compensation levels at companies in the peer group (discussed below) are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for us to achieve the compensation objectives outlined above.

In implementing this philosophy, the ECC has analyzed the relationship between the CEO's total compensation and the total compensation of our other executive officers. For this purpose, total compensation includes not only base salary and bonus, but also the grant date fair value of equity awards (as well as accumulated realized and unrealized equity gains), all perquisites and payment amounts upon a change of control. Our Human Resources Department accumulates the internal pay equity information under our direction.

When making compensation decisions, the ECC benchmarks the compensation of the CEO and other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be industry peers. We believe, however, that a benchmark should be one point of reference for measurement, but not the sole determinative factor for executive compensation. The purpose of the comparison is not to supplant the analysis of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, we may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Peer Group Information

The ECC uses market data for context and a frame of reference for decision-making, but it is not the sole source of information from which compensation is determined. We target the median of the market to establish the total compensation opportunity. We determine the market for the NEO positions to comparable publicly traded publishing companies.

We review the composition of the peer group annually to ensure that companies are relevant for comparative purposes. We factor in the relative size of these companies since our size generally correlates with compensation paid. We believe that the current group of companies noted below is representative of the sector in which we operate, and the group was chosen because of each company's relative position in the media sector, its relative size as measured by market capitalization and the relative complexity of the business and the CEO's role and responsibilities.

These companies currently are:

•Gannett Company, Incorporated (now known as USA Today Co);
•Townsquare Media, Incorporated;
•E. W. Scripps Company;
•Tegna Incorporated;
•The New York Times Company; and
•Sinclair Broadcast Group Incorporated.

Our Human Resources Department provides us with compensation data obtained from the proxy statements of each of these companies.

We use outside compensation consultants from time to time to advise us on specific issues.

How the ECC Determine The Amount Of Compensation

Our By-Laws provide that the Board has the sole authority to determine the compensation of all our officers who are elected or appointed by the Board. The Board has, by adoption of our charter, delegated that authority to the ECC. In addition, the LTIP approved by the stockholders gives us the sole authority to establish equity awards for executive officers.

The Chairman, working primarily with our Vice President - Human Resources, recommends all elements of compensation for all executive officers other than the CEO. The ECC determines CEO compensation without management input, other than the analysis of CEO compensation obtained from the peer publishing companies' proxy statements and other information obtained by the Human Resources Department at our request from independent sources.

When making compensation decisions, the ECC analyzes compensation summaries prepared for each of the NEOs. These summaries are prepared by the Human Resources Department. Each summary presents the dollar amount of each component of the NEO's compensation, including current cash compensation (base salary and incentives), equity awards, retirement benefits and any other compensation. These summaries reflect the annual compensation for the NEOs (both target and actual). Potential payments upon termination of employment involving a change of control and long-term incentives accumulated by the NEOs are also reviewed.
Finally, consistent with the recommendation of the Board as set forth in our proxy statement for the Annual Meeting, the Board determined, after consideration, to hold an advisory stockholder vote on the compensation of our NEOs annually. This policy remains in effect until the say-on-frequency vote regarding the compensation of our NEOs at the 2029 annual meeting of stockholders.
Salary

The ECC compares NEO salaries to those paid to executives at the peer companies noted above and to other national survey data. Actual salaries are influenced by what other companies pay their executives, but are primarily determined by internal equity, the executive officer's role, responsibility, and demonstrated individual performance. If comparable data is not available, we use internal compensation equity to evaluate the executive officer's responsibilities.

In order to implement our philosophy for the executive officers, our goal is to pay between 90 and 110% of competitive levels of base salary and annual incentives.

Annual Cash Incentive Plan For Named Executive Officers Other Than The CEO

Annual cash incentives are designed to support our objective of delivering positive annual operating results. In order to achieve competitive annual incentive targets, our goal is to set bonus targets at levels where we can expect the executive to receive a competitive incentive payment six out of ten years - in two out of ten years payments received would exceed competitive levels, and in two out of ten years, payments would be lower than competitive levels.

The 2025 incentive plan for NEOs other than the CEO was based primarily upon achievement of Adjusted EBITDA (as defined below, “Adjusted EBITDA") and Digital Revenue, both relative to the current year operating plan (“budget”), approved annually by the Board, in order to focus on cash flow and the related debt reduction to enhance stockholder value. For the year ended September 28, 2025, the Non-CEO bonus was 34% tied to Adjusted EBITDA, 33% tied to Digital Revenue, and 33% tied to individual measurable business objectives around our digital transformation. A tiered grid was used to determine results between the minimum and maximum, interpolating within each tier. Based on our performance and other factors, no bonus was achieved in 2025 for the NEOs.

Financial Performance

Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, net, income tax expense (benefit), depreciation, amortization, loss (gain) on sale of assets, impairment charges, workforce adjustment and other costs, stock compensation and our 50% share of EBITDA from TNI Partners ("TNI") and Madison Newspapers ("MNI"), and equity in earnings of TNI and MNI.

Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted EBITDA to the closest related GAAP measure.

Annual Cash Incentive Plan For The CEO

The 2025 incentive plan for the CEO was based primarily upon achievement of Adjusted EBITDA and Digital Revenue, both relative to the current year budget, approved annually by the Board, in order to focus on cash flow and the related debt reduction to enhance stockholder value. For the year ended September 28, 2025, the CEO bonus was 34% tied to Adjusted EBITDA, 33% tied to Digital Revenue, and 33% tied to individual measurable business objectives around our digital transformation. A tiered grid was used to determine results between the minimum and maximum, interpolating within each tier. Based on our performance and other factors, no bonus was achieved in 2025 for the CEO.

Discretionary Bonuses

From time to time, the ECC also develops special incentive programs and approve the Chairman's recommendation of discretionary bonuses to the NEOs based on exceptional performance.

2025 annual cash incentive plan and other bonus payments are summarized as follows:

(Dollars)	Annual Incentive Plan	Annual Discretionary Awards	Total
Kevin D. Mowbray
Award	—	—	—
Target	969,300
Timothy R. Millage
Award	—	—	—
Target	302,925
Nathan E. Bekke
Award	—	—	—
Target	646,200

2020 Long-Term Incentive Plan (updated in 2025) Awards

The LTIP authorizes us to grant a mixture of restricted Common Stock ("Stock Awards"), non-qualified stock options, performance stock units and incentive stock options. Annual grant targets as a percentage of base salary for the NEOs other than CEO, historically range from 10% to 50%. The LTIP is designed to promote long-term ownership of our Common Stock as a component of our overall compensation program, as noted above.

Stock Awards for NEOs other than the CEO are recommended based on performance as evaluated by the Chairman and CEO and approved by the ECC. The Chairman's recommendation for each NEO is based on the assessment of the NEO's contribution to our financial performance in future years. Chairman and CEO grants are determined as described below. Stock Awards generally vest ratably over a three-year period. The executive must remain an employee for the Stock Award to vest, unless otherwise approved by the ECC.

Options, when granted, have a term of ten years and vest ratably over a three-year period. Ten years from the grant date, the ability to exercise any unexercised vested options expires.

Performance stock units, when granted, represent the right to receive one ordinary share after the end of a three-year performance period if specified performance goals are achieved.

In fiscal year 2025, Stock Awards were made to the CEO under the Incentive Compensation Program. See "Grants of Plan-Based Awards” below.

Valuation of Equity Awards
The accounting value of equity awards is charged to expense over the vesting period of the equity award. The accounting value of equity awards to NEOs is summarized below:

(Dollars)	Total Accounting Value of 2025 Grants	Accounting Charge Recorded in 2025 for 2025 Grants	Accounting Charge Recorded in 2025 for 2024, 2023 and 2022 Grants	Accounting Charge to be Recorded in 2026-2028 for 2025 Grants(1)

Kevin D. Mowbray	362,994	95,790	178,658	280,023
Timothy R. Millage	141,168	37,253	89,997	110,020
Nathan E. Bekke	161,323	42,571	83,623	123,876
(1)Performance stock unit achievement assumed at 100%.
Primary Benefits

Benefits are part of a competitive compensation package to attract and retain employees, including executives. The NEOs participate in the same benefit plans as our salaried employees, many of which require the employees to share in the cost of such programs. NEOs may elect not to participate in our benefit programs. Benefits include:

•Health insurance, including prescription drug coverage;

•Dental insurance;

•Vision insurance;

•Life insurance coverage in the event of the employee's death;

•Accidental death and dismemberment insurance;

•Short-term disability insurance;

•Long-term disability insurance for a disability lasting longer than five months;

•Retirement Account Plan; and

•Non-Qualified Plan.

Retirement Plans

Under the Retirement Account Plan and Non-Qualified Plan (the "Plans"), in 2025, we matched, upon eligibility, 40% of employee contributions up to the first 5% of employee compensation. The Plans are defined contribution plans. Company and employee contributions are allocated to investment options under the Plans selected by the employee, and the total amount is paid following retirement or termination of employment. Company contributions fully vest under the Plans after six years of service. Employee contributions are vested immediately. Amounts contributed by us credited under the Plans to the accounts of the NEOs are listed in the Summary Compensation Table under "All Other Compensation".

The Non-Qualified Plan was terminated as of December 31, 2025 but was intended to promote retention by providing employees with an opportunity to save in a tax-efficient manner.

Other Benefits

The only additional benefits the NEOs are eligible to receive are explained below. No NEO received benefits described below with a value of $10,000 or more in 2025.

Connectivity

NEOs are reimbursed for the cost of a home computer and/or internet access at their primary residence. NEOs also may use mobile or other digital devices provided by us. This program benefits us by providing the executive with access to its systems, digital products and communications during non-business hours.

Membership Dues

NEOs are reimbursed for the annual dues of one social membership to a club of the executive's choice. This program benefits us by providing a place for the NEO to entertain and hold meetings with customers, prospective customers, community leaders and employees.

Other

NEOs are reimbursed for reasonable and customary business expenses incurred on our behalf. The Lee Foundation, an affiliate of the Company, also matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by NEOs to qualifying organizations. Such reimbursements and matching contributions are not considered income to the NEO and are excluded from the Summary Compensation Table below.

We do not provide tax reimbursements to employees, except for reimbursement of certain relocation costs.

Risk Management And Executive Compensation

Our executive compensation program does not provide an incentive for excessive risk-taking for the following reasons:

•Base salary is a fixed amount;

•Annual cash incentives are limited and based on achievement of a plan approved by the Board;

•Stock awards are limited in amount and vest over a three-year period; and

•All awards are subject to our final approval.

We performed an assessment to determine whether the risks arising from our 2025 compensation policies and practices are likely to have a material impact on us. Our assessment reviewed material elements of executive and non-executive compensation. We concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on us.

* * * *

Executive Compensation Committee Report

The ECC has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement relating to the Annual Meeting and in our Annual Report on Form 10-K for the year ended September 28, 2025.

The Executive Compensation Committee
Herbert W. Moloney III, Chairman
Steven C. Fletcher
Brent M. Magid
Shaun E. McAlmont

Summary Compensation Table
The following table summarizes the 2025 and 2024 compensation of the NEOs:

(Dollars)	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3) (4)	Total

Kevin D. Mowbray	2025	$830,753	$274,832	$29,168	$0	$16,914	$1,151,667
President and Chief Executive Officer	2024	$900,000	$184,590	$0	$0	$21,671	$1,106,261

Timothy R. Millage	2025	$484,606	$106,882	$11,343	$0	$9,611	$612,442
Vice President, Chief Financial Officer, and Treasurer	2024	$525,000	$87,900	$0	$0	$12,446	$625,346

Nathan E. Bekke	2025	$553,836	$122,149	$12,962	$0	$5,077	$694,023
Chief Operating Officer	2024	$577,500	$73,783	$0	$0	$5,931	$657,214
(1) Stock and option awards are granted at a price equal to the fair market value on the date of grant. Information with respect to stock awards granted to the NEOs is reflected in “Outstanding Equity Awards at September 28, 2025” below.
(2) Includes discretionary amounts paid under the annual cash incentive plan.
(3) Includes matching contributions made to our Retirement Account Plan and Non-Qualified Plan during the year. To the extent qualifying compensation was not received during the year, such as certain non-equity incentive plan compensation, the related matching contribution may be reported in a subsequent year. The Non-Qualified Plan was terminated on December 31, 2025.
(4) The Lee Foundation, an affiliate of the Company, matches on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by NEOs to qualifying organizations. Such matching contributions are not considered compensation of the NEO.

2025 Executive Compensation Adjustments

Certain of our executive officers voluntarily agreed to, and our board of directors approved, reductions in compensation in order to assist with the reduction of our corporate overhead.

Mr. Mowbray agreed to reduce his total compensation for the fiscal year ended September 28, 2025 by $300,000 and his salary and bonus for the fiscal year ending September 27, 2026 each by $100,000, for a total reduction in compensation across the two fiscal years ending September 27, 2026 of $500,000. Mr. Millage agreed to reduce his total compensation for the fiscal year ended September 28, 2025 by $87,000. Mr. Bekke, agreed to reduce his total compensation for the fiscal year ended September 28, 2025 by $100,000 and his salary and bonus for the fiscal year ending September 27, 2026 each by $50,000, for a total reduction in compensation across the two fiscal years ending September 27, 2026 of $200,000.

The Compensation Disclosure and Analysis above more fully describes our executive compensation program and the decisions made by the ECC.

Grants of Plan-Based Awards
The following table summarizes information related to 2025 grants of equity compensation under the LTIP and the Incentive Compensation Program for the CEO, and under the LTIP for the other NEOs.

(Dollars)	2025 Grant Date	All Other Stock Awards: Number of Shares of Stock	2025 Grant Date Fair Value of Stock Awards

Kevin D. Mowbray	12/16/2024	37,926	304,000
Timothy R. Millage	12/16/2024	14,749	118,224
Nathan E. Bekke	12/16/2024	16,855	135,111

Outstanding Equity Awards at September 28, 2025
The following table summarizes outstanding equity awards to the NEOs as of September 28, 2025:

(Dollars, Except Share Data)	Restricted Common Stock Awards
	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (1)
Kevin D. Mowbray
2025 Stock Award	8,182	46,309
2024 Stock Award	21,000	118,860
2023 Stock Award	15,000	84,900
Timothy R. Millage
2025 Stock Award	3,182	18,009
2024 Stock Award	10,000	56,600
2023 Stock Award	7,275	41,177
Nathan E. Bekke
2025 Stock Award	3,636	20,580
2024 Stock Award	8,394	47,510
2023 Stock Award	6,995	39,592
(1) Based on closing market price of $5.66 on September 26, 2025.
Option Exercises and Stock Vested
The following table summarizes information related to vesting of restricted Common Stock of the NEOs in 2025:

Restricted Common Stock
(Dollars, Except Share Date)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Kevin D. Mowbray	13,329	224,327
Timothy R. Millage	8,331	140,211
Nathan E. Bekke	8,331	140,211

Non-Qualified Deferred Compensation
The Non-Qualified Deferred Compensation was terminated on December 31, 2025 and all amounts are expected to be liquidated in 2026. The following table summarizes information related to 2025 activity in the Non-Qualified Plan for the NEOs.

(Dollars)	NEO Contributions	Company Contributions	Aggregate Earnings	Distributions	Aggregate Balance at September 28, 2025
	(1)	(2)	(3)		(4)
Kevin D. Mowbray	26,250	10,500	34,703	—	840,510
Timothy R. Millage	6,562	2,625	18,072	—	178,947
Nathan E. Bekke	—	—	9,849	—	142,954
(1) Amounts included in total compensation in the Summary Compensation Table under “Salary.”
(2) Amounts included in total compensation in the Summary Compensation Table under “All Other Compensation”.
(3) Earnings are based on the performance of investments selected by the NEO.
(4) Amounts include compensation to the NEO in the form of Company contributions prior to 2022.
For those NEOs continuing to participate in the Non-Qualified Plan in 2020 and thereafter, withdrawals are permitted following termination of employment. Employee contributions are limited to 45% of salary and bonus compensation. See “Primary Benefits” above for additional information with regard to the Non-Qualified Plan.
Change of Control, Employment and Other Agreements
In 2015, we entered into amended and restated employment agreements between us and four senior executive officers, including all of our NEOs, with the exception of Mr. Millage, who entered into such agreement in 2018. The employment agreements entitle these executives to severance and other benefits upon termination without cause or for good reason that becomes effective only upon a change of control. We approved the new agreements because we believe they better align our agreements with general industry change of control employment agreements.
A change of control is defined to include certain mergers and acquisitions, liquidation or dissolution of the Company, changes in the membership of the Company's Board and acquisition of 15% of the outstanding stock of the Company for the purpose of changing the control of the Company. The new agreements superseded agreements originally entered into in 1998 and amended and restated in 2008 and provide substantially lower benefits upon a change of control.
Absent a change of control, the agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits, and they remain employees at will.
The agreements extend for two years from the date of signature. On each annual anniversary date of the agreements (each a “Renewal Date”), the change of control period will be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that the change of control period will not be extended.
The agreements are subject to the following triggers:
•The agreements become effective and the protective features vest upon a change of control or if an executive's employment is terminated as a consequence of such event.
•The agreements provide that each executive is to remain an employee for a two-year period following a change of control of the Company unless the executive resigns for good reason or is terminated for cause, each as defined in the agreement.

Under the agreements, a termination pursuant to the terms of the change of control agreement triggers the following compensation and benefits for the executives:
Employment Period Benefits
During the two-year employment period, the executives are entitled to:
•An annual base salary, payable monthly in an amount at least equal to their highest monthly base salary during the year prior to the change of control;
•An annual bonus, payable in a lump sum within 75 days following each fiscal year in an amount at least equal to their highest annual bonus in the three years prior to the change of control;
•Continued participation in our incentive, savings, retirement, and welfare benefit plans; and
•Payment of expenses and fringe benefits (including office and support staff, tax and financial planning services, applicable club dues and use of an automobile and related expenses) to the extent paid or provided to such executive immediately prior to the change of control or to other peer executives of the Company.
Benefits Upon Termination
If the executive's employment is terminated during the two-year employment period other than for cause, death or disability, or the executive terminates employment for good reason, the executive will be entitled to the following benefits:
•All accrued and unpaid annual base salary and annual bonus for the prior fiscal year payable in a lump sum within 30 days of termination;
•A lump sum severance payment equal to the amount corresponding to the executive's title set forth in the following table:
◦CEO            3x annual base salary and highest recent annual bonus
◦Vice Presidents        1x annual base salary and highest recent annual bonus
•A payment equal to the payment multiple above of the Company's average annual contributions on behalf of the executive under all defined contribution plans maintained by the Company during the three-year period immediately preceding the termination;
Any legal fees and expenses incurred by the executive in asserting legal rights in connection with the agreement; and
•Continued welfare benefits for the period equal to the multiple of their base salary payable plus certain outplacement services.
Under the agreements, termination for cause means termination of the executive's employment due to the (1) willful and continued failure of the executive to perform substantially the executive's duties with the Company or one of its affiliates, or (2) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
Good reason means actions taken by us that result in a material negative change in the employment relationship, including a detrimental change in responsibilities, a reduction in salary or benefits or a relocation of office, as described in the agreement.

Excise Tax Cap on Payments
To reduce the impact of any excise tax imposed on the executive related to the change of control, the agreements also require us to cap the overall value of payments if such reduction results in a larger net after-tax payment than would result if such payments were not capped and subject to an excise tax.
Other Provisions
For a period of one year after the agreements become effective, the executives are restricted from:
•Disclosing the confidential information of the Company and its affiliates;
•Competing against the Company and its affiliates;
•Soliciting the customers of the Company and its affiliates; and
•Soliciting the employees of the Company and its affiliates for employment and hiring them, unless the employee is responding to employment advertising of a general nature or unless approved by the President of the Company in advance.
There is no requirement in the agreements that the executives execute a release of claims in favor of the Company and its affiliates.
Acquirer's Obligations
The agreements mandate that the Company require an acquirer to assume and satisfy the Company's obligations under the agreements.
Equity Awards
Our LTIP was amended to provide that, if a change of control occurs, early vesting and exercise and issuance or payment will be subject to a “double-trigger” for the following awards to executives (subject to certain limits):
•Awards of restricted Common Stock;
•Stock options and stock grants; or
•Amounts payable instead of such issuance in a lump-sum payment within 30 days of surrender of such stock options to the Company.
Generally, vesting and payment will not occur if replacement awards equal in value and vesting terms are granted to the affected executive in connection with the change of control, unless the executive is thereafter terminated within the specified protection period.

Potential Payments Upon Termination or Change of Control
The following summarizes information as of September 28, 2025 related to estimated potential cash payments upon a change of control to the NEOs. Amounts in the table do not reflect income tax benefits that may be realized by the Company. The estimated payments also make assumptions as to whether certain discretionary bonus payments made to NEOs are qualifying annual incentive plan payments under the agreements.

(Dollars)	Estimated Net Present Value of Change of Control Severance and Benefits

Kevin D. Mowbray	7,137,113
Timothy R. Millage	1,273,877
Nathan E. Bekke	1,959,345
CEO Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the CEO. Mr. Mowbray was our CEO until February 5, 2026. For fiscal year ended September 28, 2025, the annual total compensation for the median employee of the Company, other than our CEO, was $54,732 and the annual total compensation of our CEO was $1,151,667. Based on this information, for fiscal year 2025 the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 20 to 1. Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio we calculated may not be comparable to the CEO pay ratio presented by other companies.

We identified our median employee from among our employees as of September 28, 2025, the last day of our fiscal year. To identify our median employee in 2025, we used a “total cash compensation” measure consisting of: (i) fiscal year 2025 annual base pay (salary or gross wages for hourly employees including paid time off), (ii) bonuses and cash incentives paid during the year, and (iii) employer matching contributions to employee retirement plans. Certain annualizing adjustments were made for permanent full-time employees that were employed for less than one-year, such as newly hired employees and those on unpaid leave of absence during the period, pursuant to applicable SEC rules. No employees were excluded from the list, other than Mr. Mowbray. Certain components of pay, such as stock awards and other cash and non-cash fringe benefits, were excluded as they were not meaningful in determining the median employee. Compensation amounts were determined from our human resources and payroll systems of record.

Pay Versus Performance
Under the rules of the Securities and Exchange Commission, the following tabular disclosure is required to disclose the relationship between executive compensation registrants actually paid and the financial performance of the Company. The following tables and graphs show the relationship between the compensation actually paid to our NEOs and our financial performance.

Year	Summary Compensation Table Total For CEO (1)	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return (“TSR”)	Net Loss (4)
2025	1,151,668	737,825	653,273	383,145	64.85	(35,746,000)
2024	1,106,261	834,597	641,280	519,354	42.70	(23,573,000)
2023	1,325,451	778,260	672,387	401,532	40.42	(2,733,000)
(1) The CEO in 2025, 2024 and 2023 was Mr. Mowbray.
(2) See the table immediately following these footnotes for a reconciliation of the Summary Compensation Table compensation and the Compensation Actually Paid to the CEO and Non-CEO NEO’s.
(3) Non-CEO NEOs in 2025, 2024, and 2023 were Mr. Millage and Mr. Bekke.
(4) The amounts reported in this column represent net (loss) income reflected in our audited financial statements for the applicable year.

The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid in the above table.

	CEO			Non-CEO NEOs
	2025	2024	2023	2025	2024	2023
Total Compensation as reported in the Summary Compensation Table (“SCT”)	1,151,668	1,106,261	1,325,451	653,273	641,280	672,387
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(274,832)	(184,590)	(268,050)	(114,515)	(80,842)	(127,500)
Increase (decrease) for Fair Value of Awards Granted during year that Remain Unvested as of Year End	(26,755)	—	(103,200)	(22,295)	—	(49,089)
Increase (decrease) for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(68,670)	(62,324)	(170,541)	(78,833)	(34,025)	(93,105)
Increase (decrease) for Change in Fair Value from Prior-year to Vesting Date of Awards Granted Prior to year that Vested during year	(43,586)	(24,750)	(5,400)	(54,485)	(7,059)	(1,161)
Compensation Actually Paid (“CAP”)	737,825	834,597	778,260	383,145	519,354	401,532

Relationship between Pay and Financial Performance
The graphs below show the relationship between the CAP and the Company’s total stockholder return and the Company’s net (loss) income.
The graph below shows the relationship between CAP and the Company’s total stockholder return.

CAP vs TSR
2,000,000
1,500,000
1,000,000
500,000
Compensation Actually Paid
$100.00
$75.00
$50.00
$25.00
$—
Total Stockholder Return
2023
2024
2025
CEO CAP
Non-CEO NEOs CAP
Lee's TSR

The graph below shows the relationship between CAP and the Company’s net loss.

CAP vs Net Loss
$1,000,000
$500,000
$—
Compensation Actually Paid
2023
2024
2025
$—
$(20,000,000)
$(40,000,000)
Net Income (loss)
CEO CAP
Non-CEO NEOs CAP
Net Loss

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant involving an amount in excess of $120,000, and a related person has a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our Common Stock or immediate family member of any of the above. On an annual basis, each director, nominee for director and officer and certain 5% or greater stockholders are required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related person has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. The charter of our Audit and Risk Management Committee provides that the Audit and Risk Management Committee is responsible for review, approval, or ratification of related-person transactions. Though we have no written policy, it is the practice of our Audit and Risk Management Committee to approve such transactions only if it deems them to be in the best interests of the Company. When considering a transaction, the Audit and Risk Management Committee will review all relevant factors, including our rationale for entering into a related-person transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, and potential for an actual or apparent conflict of interest. The Audit and Risk Management Committee reports its findings to the Board.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE OF THE BOARD OF DIRECTORS
In 2025, the Audit and Risk Management Committee was comprised of four directors who are not officers or employees of the Company. Mr. Miller was a member of the Audit and Risk Management Committee but was not nominated for re-election in 2026. All members are independent under Nasdaq and SEC rules. The Board has established a written charter for the Audit and Risk Management Committee.
The Audit and Risk Management Committee held eight meetings in 2025. The meetings were designed to facilitate and encourage private communication among the Audit and Risk Management Committee, management, our internal auditors and our independent registered public accounting firm.
During these meetings, the Audit and Risk Management Committee reviewed and discussed the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm and management’s assessment of the effectiveness of our internal control over financial reporting. Based on such review and discussions, the Audit and Risk Management Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 28, 2025, including any applicable amendments thereto.
The discussions with the independent registered public accounting firm also included the matters required by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T regarding “Communications with Audit and Risk Management Committees”. The Audit and Risk Management Committee received from the independent registered public accounting firm written disclosures and the letter required by PCAOB Rule 3600T regarding “Independence Discussions with Audit and Risk Management Committees”. This information was discussed with the independent registered public accounting firm. The Audit and Risk Management Committee considered whether the non-audit services provided by the independent registered public accounting firm to us are compatible with maintaining auditor independence.
The Audit and Risk Management Committee
Steven C. Fletcher, Chairman
Shaun E. McAlmont
Herbert W. Moloney III

Each member of the Audit and Risk Management Committee meets the current financial literacy requirements of Nasdaq. Our Board has determined that Mr. Fletcher meets the requirements of an Audit and Risk Management Committee financial expert as defined in Item 407(d)(5) of Regulation S-K and that all Audit and Risk Management Committee members are financially literate and meet Nasdaq’s definition of an independent director.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BDO has served as our independent registered public accounting firm since 2021. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.
For 2025 and 2024, BDO performed the following professional services and received, or will receive, fees in the amounts indicated.

(Dollars)	2025	2024
	BDO	BDO

Audit fees	1,182,517	1,549,000
Audit-related fees	—	—
Tax Fees	—	—
All other Fees	—	—
	1,182,517	1,549,000
Services Provided By BDO
All services rendered by BDO are permissible under applicable laws and regulations. The Audit and Risk Management Committee reviewed and pre-approved all services related to the fees listed in the above table in accordance with our Policy Regarding the Approval of Audit and Non-Audit Services by Independent Public Accountants (“Policy”). Under the Policy, Audit and Risk Management Committee pre-approval includes audit services, audit-related services, tax services, other services and services exceeding the pre-approved cost range. In some instances, pre-approval is provided by the full Audit and Risk Management Committee for up to a year with any such pre-approval relating to a particular defined assignment or scope of work and subject to a specific defined budget. In other instances, the Audit and Risk Management Committee may delegate pre-approval authority of additional services to one or more designated members with any such pre-approval reported to the Audit and Risk Management Committee at its next scheduled meeting. Any pre-approved service requires the submission of an engagement letter or other detailed back-up information. Pursuant to rules of the SEC, the fees paid to BDO for services are disclosed in the table above under the categories described below, as applicable.
Audit Fees – Fees for professional services for the audit of our Consolidated Financial Statements, review of financial statements included in our quarterly Form 10-Q filings, attestation reporting on the effectiveness of our internal control over financial reporting, and services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees – Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This includes due diligence related to mergers and acquisitions, preparation of comfort letters related to financing or other transactions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.
Tax Fees – Fees for professional services with respect to tax compliance and advice and planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from audit-related matters. We also engage the services of other accounting firms and law firms for such services. Fees paid to such firms are not reflected in the table above except to the extent BDO is engaged directly by such firms to perform services on behalf of the Company.

All Other Fees - Fees for other permissible work that does not meet the above category descriptions.
These services are actively monitored both as to spending level and work content by the Audit and Risk Management Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm's core work, which is the audit of our Consolidated Financial Statements.
* * * *
The Executive Compensation Committee Report and Report of the Audit and Risk Management Committee set forth above shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 (“Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such reports by specific reference. In addition, these Reports shall not be deemed to be filed under either the Securities Act or the Exchange Act.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to disclose in our Proxy Statement any failure to file by these dates in 2025.
Based solely on review of the reports received by the Company, and on written representations from certain reporting persons, the Company believes the persons subject to Section 16(a) reporting complied with applicable SEC filing requirements during 2025.

ADDITIONAL INFORMATION - COSTS OF SOLICITATION
Eliminating Duplicate Mailings. If you share an address with other stockholders of the Company, you may receive notification that you are being sent only a single copy of the proxy materials, unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding”, is designed to provide extra convenience for stockholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. We will promptly deliver a separate copy of the proxy materials, including the Annual Report, upon request. You can notify the Company by sending a written request to the attention of the Company’s Corporate Secretary to our principal executive offices.
Costs of Solicitation. We are required by law to convene an annual meeting of stockholders at which directors are elected. Because our shares of Common Stock are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our stockholders. United States federal securities laws require us to send you this Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the costs of calling and holding the Annual Meeting and the solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions of beneficial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. We may also solicit proxies by e-mail from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Morrow Sodali LLC (“Morrow”) to solicit proxies for a fee of $7,500 plus reimbursement of reasonable expenses.

APPENDIX A

NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that enhances financial statement users’ overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent, or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is also a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense (benefit), depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI and curtailment gains. TNI refers to TNI Partners publishing operations in Tucson, Arizona. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, Wisconsin.

The table below reconciles Adjusted EBITDA for the fiscal year ended September 28, 2025 to net income, the most directly comparable measure under GAAP.

(Thousands of Dollars)	September 28, 2025

Net loss	(35,746)
Adjusted to exclude
Income tax benefit	(6,903)
Non-operating expenses, net	37,999
Equity in earnings of TNI and MNI	(4,278)
Assets loss on sales, impairments and other, net	2,956
Depreciation and amortization	18,843
Restructuring costs and other	25,850
Stock compensation	1,757
Add:
Ownership share of TNI and MNI EBITDA (50%)	4,901
Adjusted EBITDA	45,379

Cash Costs represent a non-GAAP financial measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Cash Costs can be used by financial statement users to assess the Company’s ability to manage and control its operating structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses, and other non-operating expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically settled in cash.

The table below reconciles Cash Costs excluding unusual matters for the fiscal year ended September 28, 2025 to operating expenses, the most directly comparable measure under GAAP.

Operating expenses	571,269
Adjustments
Depreciation and amortization	18,843
Assets loss on sales, impairments and other, net	2,956
Restructuring costs and other	25,850
Cash Costs	523,620

APPENDIX B

SECOND AMENDMENT TO
LEE ENTERPRISES, INCORPORATED
2020 LONG-TERM INCENTIVE PLAN
(Effective April 6, 2026)

Lee Enterprises, Incorporated (the “Company”) adopts this Second Amendment (the “Second Amendment”) to the Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan (the “Plan”).

WHEREAS, Section 1.11 of the Plan requires stockholder approval to increase the total number of shares reserved for issuance pursuant to the Plan; and

WHEREAS, the Company has determined it is appropriate to amend the Plan to increase the total number of shares of Common Stock reserved for issuance under the Plan.

NOW, THEREFORE, the following amendment is made and shall be effective as of April 6, 2026, provided the Second Amendment is approved by the requisite vote of the Company stockholders at the 2026 annual meeting of stockholders:

1.Section 1.5, paragraph (a) is hereby amended to read as follows:

a.Subject to adjustment in accordance with Section 1.5(b) of the Plan, there shall be reserved for issuance pursuant to the Plan a total of 2,565,946 shares of Common Stock, together with the number of shares of Common Stock underlying any Award to cover outstanding Non-Qualified Stock Options and unvested Restricted Stock under the 1990 Plan as of December 31, 2019; provided, that the number of shares of Common Stock underlying any Award granted under the Plan that expires, terminates or is cancelled or forfeited under the terms of the Plan shall continue to be available for issuance.

2.Affirmation. This Second Amendment is to be construed with the Plan as constituting one and the same document. Except as specifically modified by this Agreement, all remaining provisions, terms and conditions of the Plan shall remain in full force and effect.

3.Defined Terms. All terms not herein defined shall have the meaning ascribed to them in the Plan.

4.Ratification as Amended. Except as amended by this Second Amendment, the terms and conditions of the Plan are confirmed, approved, and ratified, and the Plan, as amended by this Second Amendment, shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHERE, the undersigned has duly executed and delivered this Second Amendment and has caused this Second Amendment to be duly executed and delivered on their behalf.

LEE ENTERPRISES, INCORPORATED

By:

Name:

Title:

LEE ENTERPRISES, INCORPORATED
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualstockholdermeeting.com/LEE2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87868-P48465

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**LEE ENTERPRISES, INCORPORATED**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4.**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1. | **Nominees** | | | |
| | 1a. Ronald J. Kruszewski | ☐ | ☐ | ☐ |
| | 1b. Madeline E. McIntosh | ☐ | ☐ | ☐ |
| 2. | Approve, by non-binding vote, the Company's compensation of its Named Executive Officers ("Say-On-Pay" vote). | ☐ | ☐ | ☐ |
| 3. | Approve to amend the 2020 Long-Term Incentive Plan. | ☐ | ☐ | ☐ |
| 4. | To ratify the selection of BDO USA, P.C. as the Company's Independent registered public accounting firm for fiscal year 2026. | ☐ | ☐ | ☐ |

**THIS PROXY when properly executed will be voted as directed or, if no direction is given and on such other business as may properly come before the Annual Meeting or any adjournment thereof, will be voted as the Board recommends or otherwise determines in its discretion.**

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V87869-P48465

**LEE ENTERPRISES, INCORPORATED**

**ANNUAL MEETING OF SHAREHOLDERS**

**April 6, 2026**
**9:00 a.m. CDT**

**Via Live Webcast**
**Davenport, IA 52807**

**4600 E. 53rd Street**
**Davenport, IA 52807**

**PROXY**

**This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 6, 2026.**

The shares of stock that you hold in the account will be voted as you specify on the reverse side.

**If no choice is specified, the proxy will be voted "FOR ALL NOMINEES" on Item 1 and "FOR" on Items 2, 3 and 4.**

By signing the proxy, you revoke all prior proxies and appoint David H. Hoffmann and Herbert W. Moloney III, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

*See reverse for voting instructions.*